UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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GLAUKOS CORPORATION
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 3, 2020
9:00 a.m. Pacific Time

How to Participate:

Our annual meeting will be a completely virtual meeting of stockholders.  To participate, vote or submit questions during the annual meeting via live webcast, please visit:  www.virtualshareholdermeeting.com/GKOS2020.  You will not be able to attend the annual meeting in person.

Items of Business:

(1)   Elect the two directors named in the accompanying Proxy Statement to serve until the Company’s 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)   Approve, on an advisory basis, the compensation of the Company’s named executive officers;

(3)   Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;  and

(4)   Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote:	Stockholders of record at the close of business on April 8, 2020.

Your vote is important to us. Whether or not you expect to attend the annual meeting via live webcast, please submit a proxy as soon as possible to instruct how your shares are to be voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

By Order of the Board of Directors,

Robert L. Davis
Senior Vice President, General Counsel & Secretary

229 Avenida Fabricante
San Clemente, California 92672

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held June 3, 2020

Our Board of Directors is soliciting your proxy for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 3, 2020, at 9:00 a.m. Pacific Time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement.  This Proxy Statement and our 2019 Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) are first being made available to stockholders on or about April 24, 2020.

We will be hosting the Annual Meeting via live webcast on the Internet.  Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/GKOS2020.  Stockholders may vote and ask questions while connected to the Annual Meeting on the Internet.

You will not be able to attend the Annual Meeting in person.

Unless the context otherwise requires, references in this Proxy Statement to “Company,” “we,” “our,” “us,” and similar terms refer to Glaukos Corporation, a Delaware corporation.

9 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.  These materials are also available on our corporate website at http://investors.glaukos.com. The other information on our corporate website does not constitute part of this Proxy Statement.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our 2019 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.  These materials are also available on our corporate website at http://investors.glaukos.com. The other information on our corporate website does not constitute part of this Proxy Statement.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	1

MEETING INFORMATION

Annual Meeting of Stockholders

TIME AND DATE	PLACE	RECORD DATE
9:00 a.m. Pacific Time on Wednesday, June 3, 2020	The Annual Meeting will be hosted via live webcast on the Internet at www.virtualshareholdermeeting.com/GKOS2020.	April 8, 2020

Voting

Stockholders as of the close of business on the record date are entitled to vote.

Vote by Internet at www.virtualshareholdermeeting.com/GKOS2020

Vote during the meeting via the Internet at www.virtualshareholdermeeting.com/GKOS2020.

Voting Matters

PROPOSALS		BOARD RECOMMENDATION
1	Election of Directors	FOR ALL director nominees

2	Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers.	FOR

3	Ratification of Independent Registered Public Accounting Firm	FOR

2	2020 PROXY STATEMENT	GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR ALL” THE DIRECTOR NOMINEES.

Our Board of Directors (“Board” or “Board of Directors”) is currently comprised of seven directors. Under our Certificate of Incorporation, our Board of Directors is divided into three classes, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:

•	the Class I directors are Mark J. Foley, Gilbert H. Kliman, M.D. and David F. Hoffmeister, and their terms will expire at the 2022 annual meeting of stockholders;

•	the Class II directors are William J. Link, Ph.D. and Aimee S. Weisner, and their terms expire at the Annual Meeting; and

•	the Class III directors are Thomas W. Burns and Marc A. Stapley, and their terms will expire at the 2021 annual meeting of stockholders.

Upon the recommendation of the Compensation Committee, the Board of Directors has nominated each of William J. Link, Ph.D. and Aimee S. Weisner for election to our Board of Directors as Class II directors to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified. Proxies may only be voted for the two Class II directors nominated for election at the Annual Meeting.

Each of the director nominees has consented to being named in this Proxy Statement and to serving as a director, if elected. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

Biographical Descriptions

Set forth below is biographical information about each of our directors and director nominees. The information below is provided as of April 8, 2020. The primary experience, qualifications, attributes and skills of each of our director nominees that led to the conclusion of the Compensation Committee and the Board of Directors that such nominee should serve as a member of the Board of Directors are also described below.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	3

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election as Class II Directors at the Annual Meeting

AIMEE S. WEISNER
Class II Age: 51 Director Since: 2014	POSITION AND BUSINESS EXPERIENCE

Ms. Weisner was corporate vice president, general counsel of Edwards Lifesciences Corporation from 2011 until her retirement in 2019. From 2009 to 2010, she was engaged in private practice and served as legal advisor to public pharmaceutical and medical device companies located in Southern California. Prior to this, from 2002 to 2009, Ms. Weisner served in a number of positions at Advanced Medical Optics, Inc. (acquired by Abbott Laboratories), including executive vice president, administration and secretary. From 1998 to 2002, Ms. Weisner served in a number of positions at Allergan, Inc., including vice president, assistant general counsel and assistant secretary. Ms. Weisner holds a B.A. from California State University, Fullerton, a J.D. from Loyola Law School, Los Angeles, and began her legal career as an associate at the law firm of O’Melveny & Myers LLP. Ms. Weisner also serves on the board of directors of Oyster Point Pharma, Inc. (Nasdaq: OYST).

KEY ATTRIBUTES

We believe Ms. Weisner’s extensive in-house legal and compliance experience with different medical device companies, including an in-depth understanding of regulatory and reimbursement issues, intellectual property, corporate governance, risk management, corporate transactions, human resources, and internal audit, qualify her to serve on our Board of Directors.

WILLIAM J. LINK
Class II Age: 74 Director Since: 2001	POSITION AND BUSINESS EXPERIENCE

Dr. Link has served as chairman of our Board of Directors since June 2001. Dr. Link has a proven record of building and operating large, successful medical product companies. He has extensive knowledge of medical devices and drug delivery, particularly in ophthalmology, and his operating experience spans 25 years in general management in the healthcare industry. Dr. Link is a managing director and co-founder of Versant Ventures Management LLC, a venture capital firm investing in early stage healthcare companies. He has been a member of the board of directors of Edwards Lifesciences Corporation (NYSE: EW) since May 2009, Second Sight Medical Products, Inc. (Nasdaq: EYES) since 2004 and Oyster Point Pharma, Inc. (Nasdaq: OYST), since July 2015. Prior to co-founding Versant Ventures in 1999, Dr. Link was a general partner at Brentwood Venture Capital. From 1986 to 1997, Dr. Link was founder, chairman, and chief executive officer of Chiron Vision Corporation (acquired by Bausch & Lomb, Inc.). He also founded and served as President of American Medical Optics, Inc. (acquired by Allergan, Inc.). Dr. Link served as a director of Advanced Medical Optics, Inc. (acquired by Abbott Laboratories) from 2002 to 2009 and a director of Inogen, Inc. from 2003 to February 2014. Before entering the healthcare industry, Dr. Link was an assistant professor in the Department of Surgery at the Indiana University School of Medicine. Dr. Link holds a B.S., an M.S., and a Ph.D. in mechanical engineering from Purdue University.

KEY ATTRIBUTES

We believe Dr. Link’s experience in identifying new business opportunities and successfully commercializing products in the medical device industry, as well as his prior experience on the boards of U.S. public companies, qualify him to serve on our Board of Directors.

4	2020 PROXY STATEMENT	GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

All Other Continuing Directors

MARK J. FOLEY
Class I Age: 54 Director Since: 2014	POSITION AND BUSINESS EXPERIENCE

Mr. Foley is currently the president and chief executive officer of Revance Therapeutics, Inc. (Nasdaq: RVNC), a position to which he was appointed in October 2019 after serving on the board of directors since 2017. Previously, he was the chairman, president and chief executive officer of ZELTIQ Aesthetics, Inc., a medical technology company, up until its acquisition by Allergan plc in April 2017. Prior to becoming ZELTIQ’s chief executive officer in 2012, Mr. Foley served on the board of directors having joined the company as its executive chairman in 2009. Mr. Foley also served as chairman of Arrinex from 2018 until the company's acquisition by Stryker in 2019 and executive chairman at Onpharma Inc. from 2009 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2014. Mr. Foley also served as a managing director at RWI Ventures, Inc. from 2004 to 2018, where he focused on healthcare investments. Prior to this, Mr. Foley held a variety of operating roles in large, public companies and venture-backed startups including United States Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention, Inc. (acquired by Eli Lilly and Company), Perclose, Inc. (acquired by Abbott Laboratories) and Ventrica, Inc. (acquired by Medtronic, Inc.) where he was the founder and chief executive officer. Mr. Foley has over 25 years of medical device operating, investment and chief executive officer experience. In addition to his service on the Revance and Glaukos boards, Mr. Foley sits on the board of directors of SI-Bone (Nasdaq: SIBN). Mr. Foley holds a B.A. from the University of Notre Dame.

KEY ATTRIBUTES
We believe Mr. Foley’s previous medical device experience as a senior executive and his service on the boards of several medical device companies qualify him to serve on our Board of Directors.

DAVID F. HOFFMEISTER
Class I Age: 65 Director Since: 2014	POSITION AND BUSINESS EXPERIENCE

Mr. Hoffmeister served as the senior vice president and chief financial officer of Life Technologies Corporation, a global life sciences company, prior to its acquisition by Thermo Fisher Scientific Inc. in February 2014. From October 2004 to November 2008, he served as chief financial officer of Invitrogen Corporation, which merged with Applied Biosystems Inc. in November 2008 to form Life Technologies Corporation. Before joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. From 1998 to 2003, Mr. Hoffmeister was the leader of McKinsey’s North American chemical practice. Mr. Hoffmeister currently serves on the boards of directors of Celanese Corporation (NYSE: CE), ICU Medical, Inc. (Nasdaq: ICUI) and Kaiser Permanente. Mr. Hoffmeister holds a B.S. from the University of Minnesota and an M.B.A. from the University of Chicago.

KEY ATTRIBUTES

We believe Mr. Hoffmeister’s strong finance background, experience as a chief financial officer of a global biotechnology company, and public company board experience qualify him to serve on our Board of Directors.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	5

PROPOSAL 1 — ELECTION OF DIRECTORS

GILBERT H. KLIMAN
Class I Age: 61 Director Since: 2007	POSITION AND BUSINESS EXPERIENCE

Dr. Kliman previously served on the Board from 2007 until his resignation on August 6, 2019 prior to the Company’s acquisition of Avedro, upon which board of directors he also served. In March 2020, Dr. Kliman was reappointed to the Board. Dr. Kliman has been a partner of InterWest Partners, a venture capital firm, since 1996, and has been a managing director there since 1999. Dr. Kliman served on the board of directors of Epocrates, Inc. (acquired by athenahealth, Inc.) from 1999 to 2011, and IntraLase Corp. (acquired by Advanced Medical Optics, Inc.) from 2000 to 2007. From 1995 to 1996, Dr. Kliman was an investment manager at Norwest Venture Partners, a venture capital firm. From 1989 to 1992, Dr. Kliman served as an associate at TA Associates, a private equity investment firm. Dr. Kliman is a board-certified ophthalmologist and completed a retina research fellowship at Massachusetts Eye and Ear Infirmary and residency training at Wills Eye Hospital.  Dr. Kliman holds a B.A. from Harvard University, an M.D. from the University of Pennsylvania and an M.B.A. from the Stanford Graduate School of Business. Dr. Kliman currently serves as a director of a number of private life science and healthcare IT companies, and serves as a director on the executive board of ORBIS International, a global nonprofit focused on preventing avoidable blindness. In addition to previously serving as a director of Avedro from 2015 until his resignation on August 6, 2019 prior to its acquisition by Glaukos, Mr. Kliman also previously served on the board of directors of Restoration Robotics (Nasdaq: HAIR) from July 2007 until its acquisition by Venus Concept Inc. in November 2019.

KEY ATTRIBUTES

We believe Dr. Kliman’s prior experience as a practicing ophthalmologist, as well as his significant experience in financial markets and prior experience on the board of several U.S. public companies and various private healthcare companies, qualify him to serve on our Board of Directors.

6	2020 PROXY STATEMENT	GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

Thomas W. Burns
Class III Age: 59 Director Since: 2002	POSITION AND BUSINESS EXPERIENCE

Mr. Burns has served as our President, Chief Executive Officer and as a member of our Board of Directors since March 2002. Mr. Burns has also been a member of the board of directors of DOSE Medical Corporation, serving as its chairman of the board, since October 2009 and served as its chief executive officer and president from March 2010 until June 2015. Mr. Burns has a proven record of building successful medical device and pharmaceutical businesses and creating successful new markets in ophthalmology. Mr. Burns has more than 25 years of direct ophthalmic management experience, including over 20 years of general management experience across a broad range of ophthalmic medical devices and pharmaceuticals, drug delivery technologies, surgical products and over-the-counter products. Prior to joining our Company, Mr. Burns led Eyetech Pharmaceuticals, Inc. (acquired by OSI Pharmaceuticals, Inc.) as its president and chief operating officer and as a director. From 1990 to 1997, Mr. Burns served as senior vice president and general manager of Chiron Vision Corporation (acquired by Bausch & Lomb, Inc.), and then as vice president, global strategy and general manager, refractive surgery, of Bausch & Lomb from 1998 to 2000. Mr. Burns has also served as an entrepreneur in residence at Versant Ventures Management, LLC. Mr. Burns received a B.A. from Yale University. Mr. Burns served on the board of directors of Avedro from July 2018 until his resignation on August 6, 2019, prior to its acquisition by Glaukos.

KEY ATTRIBUTES

We believe Mr. Burns’ extensive understanding of our business, operations and strategy, as well as significant industry experience and corporate management skills and experience, qualify him to serve on our Board of Directors.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	7

PROPOSAL 1 — ELECTION OF DIRECTORS

MARC A. STAPLEY
Class III Age: 50 Director Since: 2014	POSITION AND BUSINESS EXPERIENCE

Mr. Stapley has served as a member of our Board of Directors since 2014. He is the Chairman, CEO and President of Helix, a population genomics company, a position he has held since April 2019. Prior to Helix, he was the executive vice president, strategy and corporate development at Illumina, Inc., where he was responsible for corporate strategy, corporate and business development and global infrastructure, from 2017 to January 2019. Previously, Mr. Stapley served as Illumina’s chief administrative officer, senior vice president and chief financial officer. He was also a member of Illumina’s executive management team, responsible for directing all aspects of the company’s strategy, planning and operations. Before joining Illumina in 2012, from 2009 to 2012, Mr. Stapley was senior vice president, finance at Pfizer Inc. and was responsible for global financial processes and systems, leading integration efforts in both the Wyeth Ltd. and King Pharmaceutical, Inc. acquisitions and providing oversight to the company’s largest technology investment program. Prior to Pfizer, he served in a variety of senior finance roles at Alcatel-Lucent, including Americas chief financial officer. He also worked as finance director and controller for several groups at Cadence Design Systems, Inc. He began his career as an Auditor at Coopers & Lybrand. Mr. Stapley is currently a member of the board of directors for Helix. He also serves on the boards of Immunis.AI, a privately held immunogenomics company, and Premier Foods, Inc., a private restaurant chain. He holds a B.Sc. (Honors) from The University of Reading (England) and is a member of the Institute of Chartered Accountants in England and Wales.

KEY ATTRIBUTES
We believe Mr. Stapley’s extensive experience in senior finance positions with public companies qualifies him to serve on our Board of Directors.

Each of our directors’ specific skills and experiences are included in the table below and described more fully in their individual biographies. Even though a particular skill may not be indicated below, our directors often have some level of experience in each of the areas listed.

Business or Professional Experience/Skills/Attributes	Thomas W. Burns	William J. Link	Mark J. Foley	David F. Hoffmeister	Gilbert H. Kliman, M.D.	Marc A. Stapley	Aimee S. Weisner
Executive Leadership	•	•	•	•	•	•	•
Governance and Compliance	•	•	•	•	•	•	•
Other Public Co. Board Service	•	•	•	•	•		•
Accounting and Auditing	•		•	•	•	•
Capital Management	•	•	•	•	•	•
Mergers and Acquisitions	•	•	•	•	•	•	•
Regulatory & Risk Management	•	•	•			•	•
Commercialization and International	•	•	•		•	•	•
Legal and Human Resources	•		•			•	•
Medtech	•	•	•	•	•	•	•
Ophthalmology	•	•			•		•

8	2020 PROXY STATEMENT	GLAUKOS CORPORATION

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Compensation Committee, has adopted Corporate Governance Guidelines to assist the Board in the discharge of its duties and to set forth the Board of Directors’ current views with respect to selected corporate governance matters considered significant to our stockholders. Our Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, responsibilities of directors, director compensation, director orientation and continuing education, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available under “Corporate Governance” on our website at http://investors.glaukos.com.

Stockholder Engagement and Responsiveness

3
>70%	Stockholder Engagement

Since our IPO in 2015, we have conducted regular outreach to our stockholders to build relationships, explain our corporate governance structure and executive compensation policies, and receive valuable feedback on matters that are important to them.

At our 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”), our stockholders approved, by a non-binding, advisory vote, the compensation of our Named Executive Officers. This ballot item, known as a “say-on-pay” proposal, passed by a 95% majority of the votes cast. Following the 2019 Annual Meeting, we engaged with our stockholders regarding our executive compensation policies and corporate governance structure. During this outreach, members of our management team spoke with stockholders (excluding officers and directors of the Company) collectively owning over 70% of our outstanding stock, calculated prior to the completion of our acquisition of Avedro. These included 17 of our top 20 stockholders. The Company’s Board of Directors, including all members of the Compensation Committee, was provided a full report of stockholder feedback from this 2019 stockholder engagement.

The stockholders with whom we spoke expressed broad support for our governance practices and understood the importance of having certain governance protections, such as a classified Board, for a company that is still in a new product development phase, especially considering the extent to which our recent business development activities, including the acquisition of Avedro, have expanded our new product pipeline. Our stockholders also conveyed broad general support for the Company’s executive compensation program, expressing appreciation for the addition of performance-based equity grants that were first introduced in 2019 in response to stockholder feedback in 2018, as well as for the implementation of a stock ownership policy. Stockholders also expressed support for continuing the bonus-for-equity election program in which executives may elect to have their annual bonus denominated in the form of equity rather than cash, which further aligns their interests with those of stockholders. A few stockholders conveyed their desire that the level of performance-based equity granted to executive officers would increase over time, particularly for the Chief Executive Officer.

Additionally, several stockholders expressed interest in seeing enhanced disclosure regarding Glaukos’ corporate responsibility. These stockholders noted their preference that companies make efforts to preserve and reduce their impact on the environment. They also expressed a desire to understand how the Company ensures the health, safety and wellbeing of its employees, and those of its business partners, through benefit programs, the promotion of diversity and the protection of vulnerable and at-risk populations. Stockholders were also interested in the Company’s efforts to support its local communities through charitable activities and volunteerism.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	9

CORPORATE GOVERNANCE

Some stockholders also conveyed their interest in how the Company planned to integrate the Avedro business operations that were acquired on November 21, 2019. They noted their desire that the Company’s executive compensation structure would reflect the importance of integrating Avedro’s business such that it can serve as the cornerstone of the Company’s corneal health business.

In response to stockholder feedback in 2018 and 2019, the Compensation Committee and Board responded by taking the following actions:

STOCKHOLDER RESPONSIVENESS

Stockholder Feedback	Responsive Action Taken	Impact of Action
A greater portion of Company’s long-term equity compensation should be performance-based for executive officers

√     Increased CEO 2020 Performance-Based Equity portion of long-term incentive compensation grant to 50% of total value, decreasing the proportion of time-based equity received, and continued use of performance-based equity for other executive officers

Further incentivizes executive achievement of important Company strategic and operational goals that create value for stockholders
Company should disclose its efforts to protect the environment, support local communities and promote employee wellbeing and inclusivity

√    Sustainability Report adopted (effective March 2020), which reports on certain Company environmental impact metrics, employee benefit and diversity achievements, the level of community charitable support and employee engagement.

Creates Company accountability for environmental sustainability, community support and employee wellbeing, and creates a baseline to measure improvement and innovation over time
Company should hold key suppliers accountable for employee protection and wellbeing	√ Transparency in Supply Chain disclosure adopted which states Company efforts to identify and prevent human trafficking in its supply chain	Documents Company commitment to eliminating slavery and human trafficking
Company should place greater weight on successful integration of the corneal health business and achievement of Avedro sales and growth targets

√    Performance-Based Equity grant adopted for our senior leadership team for 2020 ties long-term equity compensation to achievement of corneal health business revenue targets over three years, with adjustment for both over- and under-achievement

Focuses executives on paramount importance of growth of the Company’s newly-acquired corneal business by increasing revenue, creating enhanced value for stockholders

When 2020 executive compensation was determined in March 2020, the Compensation Committee responded to the feedback received from stockholders in its shareholder engagement campaign and increased the percentage of performance-based equity granted to our Chief Executive Officer, Mr. Burns, to 50% of his total long-term incentive compensation for 2020 (compared to approximately 33% of his total long-term incentive compensation for 2019 and 0% of his total long-term compensation for 2018).

In response to input from stockholders regarding our environmental, social and governance (“ESG”) practices, the Company prepared and disclosed its first 2019 Sustainability Report. This report can be found on the “Corporate Governance” section of the Company’s website at http://investors.glaukos.com.  This report discusses the actions the Company has taken to reduce its environmental impact, and also discloses key environmental metrics related to our use of limited resources and hazardous materials. This report also details our efforts to improve the lives and wellbeing of our employees, and discloses information on the benefits we offer to our personnel, certain demographics of our workforce, and our commitment to promote diversity and inclusivity. The Sustainability Report also highlights the charitable activities in which the Company engages, both locally and worldwide, including the 2019 establishment of the Glaukos Charitable Foundation, a 501(c)(3) not-for-profit organization, and the employee volunteer events supported by the Company. The Company intends to continue to enhance its disclosures regarding its ESG practices and its

10	2020 PROXY STATEMENT	GLAUKOS CORPORATION

CORPORATE GOVERNANCE

corporate responsibility in its future Sustainability Reports to further demonstrate its commitment to adopting best practices with respect to ESG matters.

The Company also adopted a Transparency in Supply Chain disclosure in 2019, in response to stockholder questions regarding the Company’s efforts to address responsible sourcing of components used in its manufacturing. This disclosure highlights the steps the Company has taken and will continue to take to identify and prevent human trafficking in its supply chain, including providing training to its employees and submitting annual questionnaires to the suppliers of its product components. By adopting these practices, the Company hopes to source its components from suppliers that operate and treat employees in an ethical, humane and responsible manner.

We also received feedback from several stockholders regarding the paramount importance of integrating and growing the Company’s newly-acquired Avedro’s corneal health business. Based upon this feedback, the Compensation Committee determined that the 2020 performance-based equity grants will only vest upon the achievement of corneal health platform revenue in 2020, 2021 and 2022 as well as the cumulative three-year revenue. The purpose of the design is to grow revenue under the platform as quickly as possible, creating enhanced value for stockholders by growing the Company’s top line.  Our Chief Executive Officer has more of his performance equity tied to the three-year corneal health revenue because he is ultimately responsible for its integration and growth.

The Company and the Compensation Committee listen to the input we receive from our stockholders, with the intention of responding to that input in an appropriate and thoughtful manner that takes into account the Company’s stage in its development cycle and its needs from a leadership and operational perspective. We believe we have responded fully and appropriately to the feedback received from stockholders through these outreach campaigns. We intend to continue the dialogue with our stockholders on these and other matters to ensure the Board of Directors is apprised of our their views and governance and compensation best practices more broadly.  In addition, our Board of Directors will regularly review the Company’s current corporate governance structure to ensure it continues to align the interest of the Company with its stockholders, and consider appropriate governance changes as the Company matures, including potentially de-classifying the Board.

Director Independence

Under the rules of the New York Stock Exchange (the “NYSE”) and our Corporate Governance Guidelines, independent directors must comprise a majority of our Board of Directors. Under the NYSE rules, a director will only qualify as an “independent director” if our Board of Directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Our Board of Directors reviewed its composition and the independence of our directors and considered whether any director has a material relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Foley, Hoffmeister and Stapley, Drs. Kliman and Link, and Ms. Weisner is “independent” as that term is defined under the rules of the NYSE. Mr. Burns is not an independent director as a result of his position as our President and Chief Executive Officer.

In making these determinations, our Board of Directors considered the relationships that each non‑employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including, without limitation, the affiliation Drs. Link and Kliman have or had with entities that previously owned more than 5% of our common stock as well as Dr. Kliman’s previous position on the board of directors of Avedro.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	11

CORPORATE GOVERNANCE

Board Leadership Structure

We have no policy requiring either that the positions of the Chairman of the Board and our Chief Executive Officer be separate or that they be occupied by the same individual. Our Board of Directors believes that it is important to retain flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in a way that is in our best interests and the best interests of our stockholders at a given point in time. We currently separate the roles of Chief Executive Officer and Chairman of the Board, and Dr. Link, an independent director, currently serves as Chairman of the Board.

The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct. While the Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors. The Board believes that participation of the Chief Executive Officer as a director, while keeping the roles of Chief Executive Officer and Chairman of the Board separate, provides the proper balance between independence and management participation at this time.

The Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, serves an active role in overseeing the management of risks related to our business. Our officers are responsible for day-to-day risk management activities. The full Board monitors risks through regular reports from each of the committee chairs, and is apprised of particular risk management issues in connection with its general oversight and approval of corporate matters. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisers regularly and as required. The Board as a whole oversees and manages risks related to ESG, climate change and human capital management.

Our Board of Directors manages specific areas of risk exposure through its committees of the Board of Directors as follows:

•

The Audit Committee serves an active role in overseeing the management of risks related to general operational matters, including without limitation, manufacturing, reimbursement, international expansion and cybersecurity. The Audit Committee receives quarterly assessments of risk in these areas and meets regularly with the functional leaders within the Company who manage such risks. The Audit Committee assesses management’s plans to monitor, control and minimize any risk exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls, oversees risks related to our compliance with legal and regulatory requirements, and meets regularly with our internal auditors and our independent registered public accounting firm.

•

The Compensation Committee oversees, among other things, the assessment and management of risks related to our compensation plans, policies and overall philosophy and equity-based incentive plans. The Compensation Committee also oversees the assessment and management of risks related to our governance structure, including our Board leadership structure and management succession.

The Compensation Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s corporate strategies, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Compensation Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking. In making its determination, the Compensation Committee noted that each executive officer’s direct compensation under our executive compensation program consists primarily of a fixed base salary, an annual incentive bonus opportunity and long-term equity incentive awards. Annual incentive bonuses are balanced with long-term equity incentives, which are subject to multi-year vesting schedules or only vest upon the achievement of strategic performance objectives.

12	2020 PROXY STATEMENT	GLAUKOS CORPORATION

CORPORATE GOVERNANCE

Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore the Board’s leadership structure, as described under “Board Leadership Structure” above, was not affected by risk oversight considerations.

Committees of the Board of Directors

The Board has two standing committees: the Audit Committee and the Compensation, Nominating and Corporate Governance Committee. The written charters of these committees are available under “Corporate Governance” on our website at http://investors.glaukos.com. Additionally, in 2019, in connection with our acquisition of Avedro, the Board of Directors formed a special committee to evaluate the transaction (the “Special Committee”). The Special Committee, which was dissolved following the transaction, was comprised of each member of the Board of Directors except Mr. Burns and Dr. Kliman, each of whom at the time of the committee’s formation also served on the Avedro board of directors.

Director	Audit	Compensation, Nominating & Governance
Thomas W. Burns
William J. Link, Ph.D.
Mark J. Foley		Chair
David F. Hoffmeister
Gilbert H. Kliman, M.D.
Marc A. Stapley	Chair
Aimee S. Weisner

Independent Director           Financial Expert          Committee Member

GLAUKOS CORPORATION	2020 PROXY STATEMENT	13

CORPORATE GOVERNANCE

Audit Committee

Our Board of Directors determined that Messrs. Stapley and Hoffmeister and Ms. Weisner, who comprise our Audit Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. Additionally, our Board of Directors has determined that each of Messrs. Stapley and Hoffmeister is an “audit committee financial expert” as defined by applicable SEC rules.

ur

Committee Members	Primary Responsibilities	Number of Meetings in 2019
Marc A. Stapley (Chair) David F. Hoffmeister Aimee S. Weisner

•   Appointing, evaluating, retaining, approving the compensation of, and assessing the independence of our independent registered public accounting firm.

•   Overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm.

•   Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures.

•   Overseeing our internal control over financial reporting, disclosure controls and procedures and code of conduct.

•   Monitoring our internal audit function and overseeing the internal auditor.

•   Reviewing and approving or ratifying any related person transactions.

•   Preparing the Audit Committee report required by SEC rules.

9

Compensation, Nominating and Governance Committee

Our Board of Directors determined that Mr. Foley and Drs. Kliman and Link, who comprise our Compensation Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. In making its independence determination for each member of the Compensation Committee, our Board of Directors considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Committee Members	Primary Responsibilities	Number of Meetings in 2019
Mark J. Foley (Chair) William J. Link, Ph.D. Gilbert H. Kliman, M.D.

•   Determining our Chief Executive Officer’s compensation.

•   Reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our other executive officers.

•   Overseeing and administering our cash and equity incentive plans.

•   Reviewing and making recommendations to our Board of Directors with respect to director compensation.

•   Reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure.

•   Preparing the compensation committee report.

•   Identifying individuals qualified to become members of our Board of Directors.

•   Recommending to our Board of Directors the persons to be nominated for election as directors at each annual meeting of stockholders.

•   Evaluating the composition of each of our Board’s committees and making recommendations to the Board of Directors for changes or rotation of committee members.

•   Overseeing an annual evaluation and peer review of our Board of Directors.

4

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CORPORATE GOVERNANCE

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Compensation Committee has no current intention to delegate any of its responsibilities to a subcommittee. The Compensation Committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers, among other things, the recommendations of the Chief Executive Officer.

Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants, legal counsel or other advisors to assist in the evaluation of director and executive officer compensation or in carrying out its other responsibilities. During the first part of fiscal 2019, the Compensation Committee retained Marsh & McLennan Agency as its compensation consultant to evaluate the existing executive and non-employee director compensation programs and perform the services that are described in the Compensation Discussion and Analysis section below. In addition to providing compensation consulting services, during fiscal 2019, the Company engaged a separate division of Marsh & McLennan to provide the Company with general insurance brokerage services. The Company did not pay Marsh & McLennan any fees related to these insurance brokerage services, but Marsh & McLennan earned commissions from insurers as a result of providing such services. In May 2019, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to perform the duties previously performed by Marsh & McLennan. FW Cook did not provide any other services to the Company during fiscal 2019. In connection with the compensation consultant services provided by both Marsh & McLennan and FW Cook, the Compensation Committee has assessed the independence of Marsh & McLennan and FW Cook and does not believe either consultant’s work has raised any conflict of interest.

The Compensation Committee also oversees the Board’s director evaluation process.  Annually, each director completes a written questionnaire self-assessing the structure, composition, oversight and effectiveness of the Board and each of its standing committees, as well as the Board’s access to and level of interaction with management. Additionally, each director engages in an individual oral peer evaluation interview facilitated by the Company’s General Counsel assessing the engagement and performance of the Board as a whole and each individual director. The results of these assessments are presented to the full Board on an anonymous basis.

Meetings and Attendance

During fiscal 2019, our Board of Directors held six meetings, the Audit Committee held nine meetings and the Compensation Committee held four meetings. Additionally, the Special Committee held four meetings during fiscal 2019. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during fiscal 2019. In addition, independent directors of our Board of Directors meet in regularly scheduled sessions without management.

It is the Board of Directors’ policy to invite and encourage directors to participate in our annual meeting of stockholders. At our virtual annual meeting of stockholders held during fiscal 2019, all of our directors participated.

Succession Planning

The Board of Directors recognizes that advance planning for contingencies such as the departure, death or disability of the chief executive officer or other top executives is critical so that, in the event of an untimely vacancy, the Company has in place a succession plan to facilitate the transition to both interim and longer-term leadership. The designation of the chief executive officer, as in the case of other officers, is a decision for the Board of Directors. The Compensation Committee reviews succession planning for the chief executive officer and other senior leaders on an annual basis.

Consideration of Director Candidates

Our Board of Directors and the Compensation Committee will consider director candidates recommended for election to the Board of Directors by stockholders in the same manner and using the same criteria as that used

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CORPORATE GOVERNANCE

for any other director candidate. The Compensation Committee has not established any specific minimum qualifications that must be met by a director candidate. In evaluating a director candidate, the Compensation Committee will consider whether the composition of the Board reflects the appropriate balance of independence, sound judgment, business specialization, understanding of our business environment, willingness to devote adequate time to Board duties, technical skills, diversity and other background, experience and qualities as determined by the Compensation Committee. While our Board of Directors has no formal policy for the consideration of diversity in identifying director nominees, the Compensation Committee seeks to have a board of directors that will collectively represent a diversity of backgrounds and experience and will endeavor to include women and individuals from minority groups in the qualified candidate pool from which any new director candidates will be drawn.

Age	Tenure

Average Board Age: 59 years	Average Board Tenure: 10.5 years*
*Calculated using Dr. Kliman’s initial 2007 start date

Company Experience
86% Independent	100% Other Public Company Experience

Stockholders who wish to recommend a director candidate for consideration by the Compensation Committee and the Board should submit their recommendation in writing to the Board no later than January 1 prior to the next annual meeting of stockholders together with the following information: (1) the name and address of the stockholder as they appear on the Company’s books or other proof of share ownership; (2) the class and number of shares of common stock of the Company beneficially owned by the stockholder as of the date the stockholder submits the recommendation; (3) a description of all arrangements or understandings between the stockholder and the director candidate and any other person(s) pursuant to which the recommendation is being made; (4) the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; (5) the principal occupation or employment of the director candidate; (6) the class and number of shares of common stock of the Company beneficially owned by the director candidate; (7) the consent of the director candidate to serve as a member of our Board of Directors if elected; and (8) any other information that would be required to be disclosed with respect to such director candidate in solicitations for proxies for the election of directors pursuant to applicable rules of the SEC. The Compensation Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board of Directors.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Compensation Committee as described above) must deliver written notice to our Secretary in the manner described in our Amended and Restated Bylaws (“Bylaws”), and as described further under “Proposals of Stockholders and Director Nominations for 2021 Annual Meeting” below.

Communications with the Board of Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate directly with members of the Board of Directors, the independent directors or the Chairman of the Board of Directors by submitting a

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CORPORATE GOVERNANCE

communication in an envelope marked “Confidential” addressed to the “Board of Directors,” “Independent Members of the Board of Directors,” or “Chairperson,” as applicable, at: Glaukos Corporation, 229 Avenida Fabricante, San Clemente, California 92672. In addition, if requested by stockholders, when appropriate, the Chairman of the Board will also be available for consultation and direct communication with stockholders.

Policy on Pledging and Hedging of Company Shares

As part of our Insider Trading Policy adopted by our Board of Directors and applicable to our directors, officers and employees, their immediate family members sharing the same household and any entities such as trusts, partnerships, or corporations over which they have or share voting or investment control (collectively, “Insiders”), Insiders are not permitted to engage in any short sale of Glaukos securities, pledge shares as collateral for a loan or margin Glaukos securities in a margin account or purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Glaukos securities.

Code of Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A current copy of the code is posted under “Corporate Governance” on our website at http://investors.glaukos.com. To the extent required by rules adopted by the SEC and NYSE, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website at www.glaukos.com.

Corporate Citizenship

As we have grown to more than 600 employees and over 650,000 iStent products implanted globally, so too has our commitment to creating a positive social impact in a responsible and ethical manner. Expanding opportunities for all workers, improving our local and global communities and respecting the rights of all humans are pillars of our corporate culture that create a more fulfilled workforce that benefits all stakeholders.

In 2020, in response to stockholder feedback received during our 2019 stockholder engagement campaign emphasizing the importance of ESG factors, we issued our first 2019 Sustainability Report that documents our efforts to improve our environmental sustainability profile, ensure a responsible supply chain, give back to our community and build an effective workforce. We also adopted a Transparency in Supply Chain disclosure that highlights the steps the Company has taken and will continue to take to identify and prevent human trafficking in its supply chain, including providing training to its employees and submitting annual questionnaires to the suppliers of its product components. By adopting these practices, the Company hopes to source its components from suppliers that operate and treat employees in an ethical, humane and responsible manner. See above under “Stockholder Engagement and Responsiveness” for additional information.

We also maintain a Human Rights Policy that documents our efforts to uphold the rights of all people and create a safe and fair workplace free from discrimination and harassment. We strive to create a diverse workforce that provides equal opportunity regardless of race, gender, religion, national origin or sexual orientation. We regularly monitor our hiring and promotional practices to ensure that all candidates and employees are treated with fairness and equity.  Over 40% of our U.S.-based employees identify themselves as minorities, and approximately 41% identify themselves as female. Additionally, 40% of our senior leadership team is comprised of women. In fiscal 2019, approximately 53% of our promotions went to female employees, and approximately 53% went to minorities. Additionally, our Supplier Code applies to our direct suppliers who provide us with components for the products we manufacture and sell. The Supplier Code details our expectations that these direct suppliers will treat their employees and conduct their business in a responsible, ethical and humane manner.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	17

CORPORATE GOVERNANCE

The 2019 Sustainability Report, Transparency in Supply Chain disclosure, Human Rights Policy and Supplier Code are each posted under “Corporate Governance” on our website at http://investors.glaukos.com.

We also try to improve the communities in which we work and serve, both locally and globally.  Since its founding, Glaukos has donated more than $8.4 million worth of iStents to benefit underserved glaucoma patients in 44 countries around the globe.  We have partnered with over 100 humanitarian organizations around the world to supply Glaukos products and other financial support for philanthropic purposes. In 2019, we established the Glaukos Charitable Foundation to aid our charitable efforts and reinforce our corporate culture of giving. Glaukos also provides paid time off to employees who volunteer outside business hours, and employees are entitled to donate their personal paid time off to assist their fellow employees that require additional time off due to hardship or family crisis.  We are proud of the efforts we and our employees have made to improve the societies and populations that we serve.

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EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth certain information regarding our executive officers as of April 8, 2020:

Name	Age	Position
Thomas W. Burns	59	President, Chief Executive Officer & Director
Chris M. Calcaterra	59	Chief Operating Officer
Joseph E. Gilliam	44	Chief Financial Officer and Senior Vice President, Corporate Development

See “Proposal One — Election of Directors” for information concerning the business experience of Mr. Burns. Information concerning the business experience of our other executive officers is set forth below.

Chris M. Calcaterra

Mr. Calcaterra served as our chief commercial officer from April 2008 until becoming our chief operating officer in February 2017.  He has more than 30 years of experience in the ophthalmic medical technology industry. Prior to joining our Company, Mr. Calcaterra was senior vice president at Advanced Medical Optics, Inc. (acquired by Abbott Laboratories), and was responsible for its cataract business. Prior to that position, Mr. Calcaterra held increasingly responsible vice president positions in a variety of sales and marketing roles at Advanced Medical Optics, Inc., as well as its predecessor surgical division business at Allergan, Inc. Mr. Calcaterra has a B.S. from Miami University and an M.B.A. from Xavier University, and he was previously a board member of WaveTec Vision Systems, Inc. (acquired by Novartis).

Joseph E. Gilliam

Mr. Gilliam has served as our chief financial officer and senior vice president, corporate development since May 2017. He has nearly 20 years of experience across capital markets, strategic advisory, finance and banking services with an emphasis on the life sciences industry, including the medical technology, diagnostics and biotechnology sectors. From 2013 to May 2017, he was a Managing Director in the Healthcare Investment Banking group at J.P. Morgan, where he led the Glaukos initial public offering for the firm. From 2001 to 2013, Mr. Gilliam held positions of increasing responsibility at J.P. Morgan, with experience spanning mergers and acquisitions, primary and secondary public equity offerings, bank lending, bond offerings and other transactions. His prior experience includes positions at The Beacon Group (which was combined with J.P. Morgan and Chase Manhattan in 2001) and PricewaterhouseCoopers. Mr. Gilliam has a B.S. in accounting from the Kelly School of Business at Indiana University.

There are no family relationships between or among any of our executive officers or directors.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	19

PROPOSAL 2 — ADVISORY APPROVAL OF NAMED
EXECUTIVE OFFICER COMPENSATION

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.  UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” OUR NAMED EXECUTIVE OFFICER COMPENSATION.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below under the heading “Compensation Discussion and Analysis”) as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to:

•	Attract, retain and reward highly skilled individuals by providing competitive incentives to executives of the Company who contribute significantly to company success;

•	Align our executives’ interests with those of our stockholders by linking compensation to corporate performance and corresponding creation of stockholder value.

•	Align executives with our business objectives and performance expectations;

•	Reward executives for the creation of value for our stockholders; and

•	Create an appropriate balance of incentives for achievement of both near-term and long-term strategic objectives.

We urge stockholders to read the “Executive Compensation” section beginning on page 21 of this Proxy Statement which describes in more detail our executive compensation and the key elements of our executive compensation program.  The Compensation Committee and the Board of Directors believe that our executive compensation program is appropriately designed to achieve the Company’s business objectives and create long-term value for our stockholders.

Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narrative disclosure in this Proxy Statement for the 2020 Annual Meeting of Stockholders.”

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

We intend to provide our stockholders with an opportunity to approve the compensation of the Company’s named executive officers each year at the annual meeting of stockholders.

20	2020 PROXY STATEMENT	GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives of our executive compensation program and provides disclosure about the elements of compensation earned by and awarded to each of the executive officers identified in the “Summary Compensation Table,” whom we refer to in this section as our “Named Executive Officers.” It also describes the philosophy of and process followed by our Compensation Committee in making compensation decisions and setting compensation policy for our Named Executive Officers.

2019 Named Executive Officers

Our Named Executive Officers for fiscal year 2019 were:

Thomas W. Burns	President and Chief Executive Officer
Chris M. Calcaterra	Chief Operating Officer
Joseph E. Gilliam	Chief Financial Officer and Senior Vice President, Corporate Development

The Named Executive Officers were our only executive officers during 2019.

COVID-19 Pandemic Response

This Compensation Discussion and Analysis and the compensation tables and disclosures that follow focus primarily on compensation earned or awarded in 2019.  Compensation earned or awarded in 2019 was based on 2019 financial results (and in some cases 2018 financial results), prior to the COVID-19 pandemic.  The Board of Directors and our executive officers are working together to address the challenges posed by the COVID-19 pandemic, and expect that the COVID-19 pandemic may have an impact on our compensation decisions for 2020. We anticipate that several aspects of our 2020 executive compensation may be affected based upon the extent and severity of the disruption that the COVID-19 pandemic has had and will likely continue to have on our business operations and net sales throughout 2020.

Stockholder Engagement and Responsiveness

Since our IPO in 2015, we have conducted regular outreach to our stockholders to build relationships, explain our corporate governance structure and executive compensation policies, and receive valuable feedback on matters that are important to them. There is detailed disclosure of our 2019 engagement campaign, including the feedback received from stockholders and the actions taken by the Board in response, in the Corporate Governance section of this Proxy, under the heading, “Stockholder Engagement and Responsiveness.”

At our 2019 Annual Meeting of Stockholders, our stockholders approved, by a non-binding, advisory vote, the compensation of our Named Executive Officers. This ballot item, known as a “say on pay” proposal, passed by a 95% majority of votes cast. Following the 2019 Annual Meeting, we engaged with our stockholders regarding our executive compensation policies. During this outreach, members of our management team spoke with stockholders collectively owning over 70% of our outstanding stock, calculated prior to the completion of our acquisition of Avedro. These included 17 of our top 20 stockholders. The Company’s Board of Directors, including all members of the Compensation Committee, was provided a full report of stockholder feedback from this 2019 stockholder engagement.

The stockholders conveyed broad general support for the Company’s executive compensation program, expressing appreciation for the addition of performance-based equity grants that were first introduced in 2019 in response to stockholder feedback in 2018, as well as for the implementation of a stock ownership policy. Stockholders also expressed support for continuing the bonus-for-equity election program in which executives may elect to have their annual bonus denominated in the form of equity rather than cash, which further aligns their interests with those of stockholders. A few stockholders conveyed their desire that the level of

GLAUKOS CORPORATION	2020 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

performance-based equity granted to executive officers would increase over time, particularly for the Chief Executive Officer.

Some stockholders also conveyed their interest in how the Company planned to integrate the Avedro business operations that were acquired on November 21, 2019. They noted their desire that the Company’s executive compensation structure would reflect the importance of integrating Avedro’s business such that it can serve as the cornerstone of the Company’s corneal health business.

In response to stockholder feedback in 2018 and 2019, the Compensation Committee took the following actions:

SAY ON PAY RESPONSIVENESS

Stockholder Feedback	Responsive Action Taken	Impact of Action
A greater portion of Company’s long-term equity compensation should be performance-based for executive officers

√     Increased CEO 2020 Performance-Based Equity portion of long-term incentive grant to 50% of total value, decreasing the proportion of time-based equity received, and continued use of performance-based equity for other executive officers

Further incentivizes executive achievement of important Company strategic and operational goals that create value for stockholders
Company should adopt best practice of requiring executive officers to hold a designated amount of Company stock

√     Stock Ownership Policy effective in 2019 for executive officers (and directors) that requires each to own Company common stock with a value equal to a multiple of his or her annual base salary (or retainer fee)

Creates alignment of executives’ (and directors’) interests with those of long-term stockholders
Company should continue to encourage equity-based variable compensation

√     Equity Election Option adopted for our senior leadership team beginning in 2018 and continued for 2019, allowing our officers to elect to receive some or all of their annual bonus in the form of restricted stock units rather than cash. CEO linked 100% of his bonus to stock performance for 2019 by electing to receive restricted stock units rather than cash

Further aligns executives’ interests with those of long-term stockholders
Company should place greater weight on successful integration of the corneal health business and achievement of Avedro sales and growth targets

√     Performance-Based Equity Grant adopted for our senior leadership team for 2020 ties long-term equity compensation to achievement of corneal health business revenue targets over three years, with adjustment for both over- and under-achievement

Focuses executives on paramount importance of growth of the Company’s newly-acquired corneal business by increasing revenue, creating enhanced value for stockholders

When 2020 executive compensation was determined in March 2020, the Compensation Committee responded to the feedback received from stockholders in its stockholder engagement campaign and increased the percentage of performance-based equity granted to our Chief Executive Officer, Mr. Burns, to 50% of his total long-term incentive compensation for 2020 (compared to approximately 33% of his total long-term incentive compensation for 2019 and 0% of his total long-term compensation for 2018).

We also received feedback from several stockholders regarding the paramount importance of integrating and growing the Company’s newly-acquired Avedro’s corneal health business. Based upon this feedback, the Compensation Committee determined that the 2020 performance-based equity grants will only vest upon the achievement of corneal health platform revenue in 2020, 2021 and 2022 as well as the cumulative three-year revenue. The purpose of the design is to grow revenue under the platform as quickly as possible, creating enhanced value for stockholders by growing the Company’s top line.  Our Chief Executive Officer has more of

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EXECUTIVE COMPENSATION

his performance equity tied to the three-year corneal health revenue because he is ultimately responsible for its integration and growth.

The Company and the Compensation Committee listen to the input we receive from our stockholders, with the intention of responding to that input in an appropriate and thoughtful manner that takes into account the Company’s needs from a leadership and operational perspective. We intend to continue the dialogue with our stockholders on these and other matters to ensure the Board of Directors is apprised of their views and compensation best practices more broadly.

Fiscal 2019 Accomplishments

2019 was a year of significant accomplishments and continued progress on key growth initiatives for Glaukos. In 2019, through a series of organic and transactional efforts, we transformed our Company into a unique vision care leader addressing treatment in three major patient populations -- glaucoma, corneal health and retinal disease.

In glaucoma, we advanced toward our goal of providing the best benefit-to-risk calculus at every stage of disease progression, from ocular hypertension through refractory disease, and in both combo-cataract and standalone procedures. Over the course of 2019, we successfully converted the majority our US surgeon base to our next-generation trabecular bypass device, iStent inject. We made considerable progress on advancing our glaucoma pipeline by advancing several key clinical trials, most notably with continued patient enrollment in our iDose phase 3 clinical program and patient enrollment completion in the pivotal study for iStent infinite. We also secured an exclusive agreement with Santen, Inc. to distribute its PRESERFLO™ MicroShunt in the United States.

In corneal health, we acquired Avedro, Inc., a leader in treating keratoconus and related corneal disorders and refractive conditions. Avedro will serve as the cornerstone of our new corneal health franchise. We also entered into licensing arrangement with Intratus, Inc., which is developing breakthrough topical therapies for treating dry eye disease, and potentially glaucoma and other corneal disorders. This novel drug delivery platform adds to several organic corneal health research and development initiatives we already have in place.

In retinal disease, we established a foundation for our future retinal disease franchise with the acquisition of DOSE Medical, Inc. Our new retinal research and development program includes multiple micro-invasive, bioerodible, sustained-release drug delivery platforms that are designed to be used in the treatment of various retinal diseases, including age related macular degeneration and diabetic macular edema.

Financially, we increased 2019 net sales 31% and maintained mid-80% gross margins, enabling us to reinvest back into the business and build a global infrastructure, strengthen our pharmaceutical expertise, upgrade enterprise systems and fund numerous research and development and clinical programs while

GLAUKOS CORPORATION	2020 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

fortifying our balance sheet and expanding our total net cash position to approximately $183 million as of December 31, 2019. In sum, we are pleased to report the following 2019 achievements:

Our continued execution against the Company’s long-term strategic plan has further established Glaukos as a leader in three major ophthalmic markets and advanced our comprehensive product pipeline.

Executive Compensation Program and Objectives

Our executive compensation program for 2019 was intended to:

•	Attract, retain and reward highly skilled individuals by providing competitive incentives to executives of the Company who contribute significantly to company success;
•	Align our executives’ interests with those of our stockholders by linking compensation to corporate performance and corresponding creation of stockholder value;
•	Align executives with our business objectives and performance expectations;
•	Reward executives for the creation of value for our stockholders; and
•	Create an appropriate balance of incentives for achievement of both near-term and long-term strategic objectives.

Our 2019 executive compensation program was comprised of three key elements, each of which was designed to further the program objectives listed above: (1) base salary; (2) annual bonus that is earned based upon achievement of specified corporate and/or individual goals; and (3) long-term incentive compensation in the form of equity awards that are subject to both performance-based and time-based

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EXECUTIVE COMPENSATION

vesting requirements.  We also provide 401(k) retirement benefits, an executive deferred compensation plan and severance benefits to our Named Executive Officers.

Element	Description	Primary Design Element

Base Salary	• Annual fixed cash compensation	• Enables us to attract and retain top talent. Provide compensation for functional expertise and day-to-day responsibilities
Annual Incentive (Performance Bonus)

•      Chief Executive Officer payout evaluated based 100% on achievement of corporate objectives

•      Other Named Executive Officer payout evaluated based 50% on corporate objectives and 50% on individual objectives

•      Corporate goals are comprised of financial results, completion of clinical studies and clinical enrollment goals

•      Net sales adjustment factor applied to the corporate goal outcome, placing greater weight on achievement of net sales objective by decreasing or increasing bonus payout based on key net sales corporate objective

•      Payout is capped at a maximum of 200% of target bonus for our Named Executive Officers

•      Emphasize financial results by making them a key factor in determination of bonus, with a net sales adjustment factor introduced in 2018 in response to stockholder feedback that ensures all Named Executive Officer bonuses are tied to achievement of objective top-line sales growth target

•      Align our executives with Company’s business objectives and performance expectations

•      Align executive pay with the achievement of short-term goals; designed to help the Company achieve long-term strategic objectives and create long-term value for stockholders

•      Executive election to receive bonus opportunity in restricted stock units to incorporate stock price performance into bonus payment value. CEO linked 100% of his bonus to stock performance for 2019 by electing to receive restricted stock units rather than cash; 15% premium added to match ESPP discount and provide incentive to convert bonus into equity, which preserves cash for growth

Long Term Incentive

•      Approximately one-third of the grant date value of the 2019 long term incentive awards was allocated to performance-based restricted stock units (“PBRSUs”)

•      2019 PBRSUs only vest based upon the achievement of a goal relating to converting the Company’s existing surgeon base to the iStent inject product prior to the third anniversary of the grant date

•      Approximately two-thirds of the grant date value of the 2019 long term incentive awards was allocated to time-based non-qualified stock options and time-based restricted stock units (“RSUs”)

•      Time-based options and RSUs vest over 4 years

•      2020 PBRSUs only vest based on the achievement of pre-determined three-year net sales targets for the newly-acquired Avedro corneal health business to emphasize the critical nature of building the corneal health franchise

•      50% of the CEO’s 2020 equity value is in three-year PBRSUs tied to corneal health platform revenue goals over three-years

•      Link the interests and risks of executives with those of our stockholders

•      Promote executive focus on long-term company performance through stock price and long-term operating performance that is expected to build long-term shareholder value

•      Options will only have value if management can drive long-term value creation through stock price appreciation

•      CEO PBRSU mix moved to 50% in 2020 in recognition of his ultimate responsibility for integrating the Avedro corneal health business, based on stockholder feedback to focus on the corneal health business and increased performance equity

•      Time based RSU vesting provides a modest retention incentive that is aligned with shareholders, even during periods of stock price volatility

GLAUKOS CORPORATION	2020 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

The largest component of our compensation program is long-term incentive awards (based upon the grant date value).  When combined with the target annual incentive award, the vast majority of executive compensation is “at risk,” or, in other words, dependent on the accomplishment of the Company’s business and financial objectives or the performance of the Company’s stock (or both, in the case of annual bonus awards granted in equity and the PBRSUs).  In the case of Mr. Burns, 88% of his 2019 target compensation is “at risk.”  For our other Named Executive Officers, 80% of their average target compensation is “at risk.”

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation given to each of the Named Executive Officers, as well as the overall executive compensation program. The Compensation Committee annually evaluates the performance of each of the Named Executive Officers and determines compensation levels based on its performance evaluation. The Compensation Committee also, among other things, reviews and approves our executive compensation plans and policies, and is responsible for administering our equity incentive plans, including approving award grants under the plans. Executive compensation and senior management equity award grants are also approved by our Board of Directors as a whole. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other members of management, including the Named Executive Officers.  The Compensation Committee is also authorized to approve any severance benefits, deferred compensation and change-in-control benefits or any perquisites offered to our Named Executive Officers.

Each element of our executive compensation program was approved by the Compensation Committee. All Compensation Committee members are deemed independent under applicable NYSE rules. None of our Named Executive Officers is a member of our Compensation Committee or otherwise had any role in determining the compensation of our other Named Executive Officers, other than the Chief Executive Officer’s recommendations to the Compensation Committee as to the compensation of the other Named Executive Officers.

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants, outside counsel, experts or other advisors to advise the Compensation Committee with respect to amounts or forms of executive compensation or in carrying out its other responsibilities. In 2018 and the beginning of fiscal year 2019, the Compensation Committee retained Marsh & McLennan Agency as its independent compensation consultant, but transitioned early in 2019 to retaining Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The Compensation Committee was directly responsible for the appointment and compensation, as well as the oversight, of the compensation consultants. In addition to providing compensation consulting services, during fiscal 2019 a separate division of Marsh & McLennan provided the Company with general insurance brokerage services.  The Company did not pay Marsh & McLennan any fees related to these insurance brokerage services, but Marsh & McLennan earned commissions from insurers as a result of providing such services.

26	2020 PROXY STATEMENT	GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

During fiscal 2019, FW Cook provided no services to Glaukos or its management other than its compensation consulting services provided in its capacity as the Compensation Committee’s independent advisor on executive and non-employee director compensation.

In connection with the compensation consultant services provided by both Marsh & McLennan and FW Cook in 2019, the Compensation Committee has assessed the independence of both advisors pursuant to the SEC and NYSE rules and has concluded that no conflict of interest exists.

In late 2018 and early 2019, Marsh & McLennan performed a comprehensive review of our executive compensation program for purposes of determining 2019 executive compensation. Marsh & McLennan’s services included providing advice with respect to the composition of our peer group described below, performing a compensation survey utilizing the peer group for each of the Named Executive Officers, providing recommendations on appropriate base salary, target annual bonus and long-term incentive levels, and providing recommendations on our annual incentive plan design based upon the Compensation Committee’s overall executive compensation philosophy. As part of this review, Marsh & McLennan analyzed the base salaries, target bonus opportunities, target cash compensation opportunities, target equity award opportunities and targeted total direct compensation of each of our Named Executive Officers. The Compensation Committee reviewed the reports prepared by Marsh & McLennan at the end of 2018 and the beginning of 2019, and used these reports, as applicable, when determining the amount and structure of each Named Executive Officer’s 2019 base salary, annual bonus opportunity and any equity award grants.  When FW Cook was appointed as the Compensation Committee’s independent compensation consultant in 2019, FW Cook undertook a comprehensive review of the Company’s overall executive compensation strategy. This review included recommended updates to the composition of our peer group and an analysis of each component of our executive compensation program.

Peer Companies

Below is a listing of the peer group companies used by the Compensation Committee for 2019 comparative compensation purposes. The Compensation Committee’s objective in selecting this peer group was to include a group of comparably-sized public companies in the life sciences sector, with an emphasis on high-growth medical technology companies and biotechnology companies with commercialized products. Utilizing equity research analyses and public disclosures, we targeted peer companies in this field that had fewer than 1,000 employees, reported revenues of less than $500 million (approximately double our 2019 revenue), and held a market capitalization of less than $5 billion (approximately double our 2019 market capitalization). For comparative purposes, as of December 31, 2019, the Company had approximately 650 employees and a market capitalization of approximately $2.4 billion, and 2019 revenues of $237 million. The Compensation Committee believes that use of these criteria identifies the Company’s peers both for executive talent as well as for capital investment. The primary metric used to determine our peer group is market capitalization, because it drives equity compensation values and reflects the value managed for our stockholders.

In determining the Company’s 2019 peer group, the Compensation Committee did not make any changes from its 2018 peer group. Our peer group used to determine 2019 executive compensation includes the following 20 companies:

Peer Group
Accuray	Cardiovascular Systems	Intersect ENT	Natus Medical
Aerie	DexCom	iRhythm Technologies	Nevro
Anika Therapeutics	Endologix	Luminex	Nxstage Medical
AtriCure	ICU Medical	Merit Medical	Penumbra
Atrion	Insulet	MiMedx	Wright Medical

Our market capitalization in 2019 was above the peer median, and thus the Compensation Committee viewed this peer group as a reasonable reference point for compensation decisions with respect to the Named Executive Officers. The Compensation Committee believes it is important to understand and reference what similarly-situated life sciences companies are paying their executives, and use this information as one of the

GLAUKOS CORPORATION	2020 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

data points it considers when making compensation decisions for the Named Executive Officers using its business judgment. Other factors considered when determining compensation levels include our objective of attracting and retaining highly qualified executives, and our goal of rewarding top performers to motivate and encourage high achievement. Finally, the Compensation Committee notes that due to the rather narrow slice of the ophthalmology field within which the Company operates, the targeted talent pool from which to attract skilled leadership is narrow.  As such, it will continue to revisit and revise its peer group in future years to ensure the Company remains competitive in its continuing recruitment and retention efforts.

Material Elements of Compensation

Base Salaries

Philosophy

We provide an annual base salary to each of our Named Executive Officers to compensate them for performing their day-to-day services during the year. Salaries are reviewed annually by the Compensation Committee and may be adjusted for the following year based on a variety of quantitative and qualitative factors. Our philosophy is to set base salaries near the median of our peer group for the comparable executive position, although as described above and below, this is one of many data points the Compensation Committee considers when using its business judgment to establish base salary levels. In 2019, the salary of the Chief Executive Officer and the other Named Executive Officers was below the median of the peer group, with the emphasis on at-risk variable compensation and equity compensation.

The Compensation Committee may view the peer group data as a reference point, but it does not rigidly adhere to a peer-based benchmarking strategy. Instead, the Compensation Committee determines the base salary for each Named Executive Officer only after considering each executive’s job responsibilities, experience, performance, and the compensation philosophy discussed above, as well as the recommendations of our Chief Executive Officer (except with respect to his own salary). No Named Executive Officer is entitled to any automatic base salary increases.

The chart below shows the change in each Named Executive Officer’s base salary from fiscal 2018 to fiscal 2019. Even after giving effect to these changes, the base salary of each Named Executive Officer was below the median for the comparable position in our peer group.

Named Executive Officer	2018 Base Salary ($)	2019 Base Salary ($)	Increase ($)	Increase (%)
Thomas W. Burns	625,000	643,750	18,750	3.0
Chris M. Calcaterra	396,550	408,446	11,896	3.0
Joseph E. Gilliam	374,400	385,632	11,232	3.0

For fiscal year 2018, Mr. Burns’ base salary was $625,000. In setting his 2019 base salary, the Compensation Committee considered the Company’s financial and operational performance during 2018, noting that the Company had met or overachieved its expenses, research and development and clinical trial enrollment objectives.  After consideration of this performance, the Compensation Committee also noted that, based upon a market analysis performed by the compensation consultant, Mr. Burns’ 2018 base salary was below the median of other chief executive officers in our peer group.  Taking all of this information into account, the Compensation Committee determined to increase Mr. Burns’ base salary by a Company-wide standard increase of approximately 3.0%, to $643,750.

Mr. Calcaterra’s base salary was $396,550 for 2018.  In determining Mr. Calcaterra’s 2019 base salary, the Compensation Committee considered his performance in 2018 as well as the Company’s 108% overachievement of its net sales target for the 2018 year. After consideration of this information and the peer group compensation data for comparable positions, the Compensation Committee increased Mr. Calcaterra’s base salary for 2019 to $408,446, which matches the Company’s standard 3% merit increase.

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EXECUTIVE COMPENSATION

The Compensation Committee set Mr. Gilliam’s 2018 base salary at $374,400.  For fiscal 2019, the Compensation Committee evaluated Mr. Gilliam’s performance as Chief Financial Officer in 2018, noting that the Company had slightly overspent its operating expense target by less than 1% in 2018, but that such overspend was solely related to payment of sales commissions related to our overachievement of net sales by 8% in the same year. Taking this information into account, as well as compensation data from our peer group, the Compensation Committee determined to raise Mr. Gilliam’s base salary for 2019 to $385,632, an increase matching the Company-wide standard increase of 3%.

Annual Bonuses

Philosophy

We provide our senior leadership team, including our Named Executive Officers, with a performance-based annual bonus opportunity. The purpose of this annual bonus is to provide competitive incentives for those employees who contribute to the Company’s success, and to align our executives’ short-term compensation opportunity with the Company’s business objectives and performance expectations. The annual bonus opportunity helps further our compensation objective of aligning executive pay with achievement of the Company’s short-term goals, which are designed to help the Company achieve its long-term strategic goals and create long-term value for our stockholders.  Our philosophy is to target our annual bonus opportunity at approximately the median of our peer group for the comparable executive position, although as described above, this is just one of the data points the Compensation Committee considers when using its business judgment to establish target annual bonus levels. We believe this allows us to compete for top talent and encourages our executives to perform at a high level by providing a near-term reward for that performance.

Annual Bonus Targets

The chart below indicates the target bonus opportunity for each of our Named Executive Officers for fiscal 2019, and there was an ability to earn up to 2 times the target, and risk of earning no bonus, under the 2019 bonus plan.

Named Executive Officer	2019 Target Bonus (% of Base Salary)	2019 Target Bonus ($)
Thomas W. Burns	100%	643,750
Chris M. Calcaterra	65%	265,490
Joseph E. Gilliam	65%	250,661

•	Chief Executive Officer: Thomas W. Burns

Mr. Burns’ target bonus opportunity for fiscal 2018 was set at 100% of his annual base salary, which was maintained in 2019 following a review of other peer group chief executive officers. Therefore, the target bonus percentage for purposes of Mr. Burns’ 2019 compensation remained at the same level, resulting in a 2019 target bonus of $643,750 (100% of his 2019 base salary of $643,750).

•	Named Executive Officer: Chris M. Calcaterra

Mr. Calcaterra’s target bonus opportunity for 2018 was set at 60% of his annual base salary. To be consistent with the median of other chief operating officers in our peer group, the target bonus percentage for purposes of his 2019 compensation was increased to 65%, resulting in a target 2019 bonus of $265,490 (65% of his base salary of $408,446).

•	Named Executive Officer: Joseph E. Gilliam

Mr. Gilliam’s target bonus opportunity for 2018 was set at 60% of his annual base salary. To be consistent with the median of other chief financial officers in our peer group, the target bonus percentage was increased to 65% of his base salary for purposes of his 2019 compensation, resulting in a target 2019 bonus of $250,661 (65% of his base salary of $385,632).

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EXECUTIVE COMPENSATION

Bonus Equity Election

The Compensation Committee structured our 2019 bonus plan to allow executives the ability to convert their bonus opportunity into an equity opportunity. This mechanism was first adopted in 2018 in response to stockholder feedback, and allows certain of our senior leaders, including all of our Named Executive Officers, to elect to receive all or a portion of their 2019 annual bonus in the form of RSUs rather than cash. The election is made at the start of the year, so that the final value of the bonus payout increases or decreases based on both achievement of bonus targets and stock price performance, and creates an opportunity for our executives to further align their interests with those of our stockholders.  To provide additional incentive for executives to elect equity and preserve cash, there is a 15% premium component to the conversion from the dollar value of the bonus to the number of RSUs granted. The 15% premium was modeled on the 15% discount provided to employees who purchase shares of our common stock under the Glaukos Employee Stock Purchase Plan. If an executive elected to convert his or her cash bonus opportunity into an equity award, then the executive was granted a one-year performance stock unit award with respect to the targeted number of shares having a grant date value equal to the amount of the executive’s cash-denominated target bonus, plus the 15% premium to provide an incentive to convert cash to equity, based upon the closing market price ($78.37) on March 29, 2019 (the last business day prior to the date of grant on April 1, 2019).  This can be illustrated as follows:

Cash Target Bonus Amount / $78.37 Closing Market Price X 1.15% = Target # of Restricted Stock Units

The number of RSUs that ultimately vested in 2020 with respect to the 2019 bonus for our executives who elected to receive RSUs was determined in the same manner as the cash bonuses that became payable under our 2019 bonus plan described above (i.e., the number of RSUs that vests is performance-contingent so that the percentage of target bonus RSUs that vest will be the same as the payout percentage for target cash bonuses; in other words, if bonuses were earned at 90% of target, then 90% of the target bonus RSUs would vest).

The $78.37 stock price used to determine the number of bonus RSUs was higher than the $28.78 price on the date the RSUs vested. Therefore, even though the Compensation Committee determined that the Company (and each of our Named Executive Officers) met or exceeded its respective 2019 corporate or individual objectives, as applicable, our executives who elected to participate in this program ultimately received shares whose value upon vesting was less than the value their cash bonus would have been if they had not so elected. This higher level of performance risk is part of the rationale for the 15% premium over the cash bonus opportunity if RSUs were elected.  Like our stockholders, our executives who elected to participate in this program were negatively impacted by the decline in the trading price of our common stock between the valuation date and the vesting date. We believe this equity election creates greater alignment between the interests and returns of our executives and those of our stockholders, further strengthens the link between our executive compensation program and the value delivered to our stockholders, and exemplifies our pay for performance philosophy.

As set forth in the table below, 100% of our Chief Executive Officer’s 2019 bonus was granted in the form of bonus RSUs rather than cash, and approximately 14% of our Chief Operating Officer’s 2019 bonus was granted in the form of RSUs rather than cash.

Named Executive Officer	2019 Target Bonus (% of Base Salary)	2019 Target Bonus ($)	RSU Election (% of Target Bonus)	Target RSU Value with 15% Premium ($)	Target Bonus RSUs Granted At $78.37	Value of Target Bonus RSUs when Paid at $28.78 ($)
Thomas W. Burns	100%	643,750	100%	740,312	9,446	271,856
Chris M. Calcaterra	65%	265,490	14%	42,262	539	15,512

30	2020 PROXY STATEMENT	GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

Award Design

Annual bonuses were earned by our executives for 2019 in accordance with a 2019 executive bonus plan.  For 2019, total target cash (which consists of base salary and target bonus opportunity) for each of our Named Executive Officers was below the median for comparable positions in our peer group. The bonus plan was designed so that the Chief Executive Officer’s 2019 bonus was based 100% on the achievement of corporate objectives, while the other Named Executive Officers were based 50% on corporate objectives and 50% on individual performance.  This structure reflects the Chief Executive Officer’s ultimate accountability for corporate performance and his personal achievement during the year, while other executives with narrower responsibility are also accountable for performing their own functions.

Executive	% Corporate Objectives	% Individual Objectives
Chief Executive Officer	100%	0%
Other Named Executive Officers	50%	50%

The Compensation Committee makes the determination whether the Company has met its corporate objectives and whether an executive has achieved his or her applicable individual goals.

•	Corporate Objectives

The Company’s corporate objectives for 2019 were established by the Compensation Committee and the Board in late 2018, in consultation with our management team. Each objective was weighted to signify its importance to our short-term and long-term success and strategy. These goals were designed to be challenging but achievable and to align with the Company’s strategic plan and operating budget. Achievement of the objectives was a binary measure with no opportunity for under- or over-achievement.

70% of the corporate objectives are financial in nature and 30% are product or development milestones. The financial objectives reflect the importance of continued growth of the Company and the Company’s goal of remaining the leader in minimally invasive glaucoma surgery (“MIGS”). The remaining 30% of the corporate objectives were split equally between two business goals, each weighted 15%, that reflect the significance of pipeline progress for an innovation-oriented growth company. The following table sets forth the four financial and corporate objectives for 2019, their relative weight, and the actual level of achievement of each objective:

Metric	Weight	Goal	Actual
Net Sales	50%	$227.2 MM	$231.0 MM
Operating Expenses (<)	20%	$233.1 MM	$220.8 MM
Intraocular Sensor Implant Prototype	15%	--	Achieved
iDose & iStent infinite Clinical Trial Enrollment	15%	--	Achieved

o	Financial Objectives

Consistent with the Company’s goal of achieving continued growth, the Compensation Committee set a net sales target of $227.2 million as one of the Company’s financial objectives. This target reflected an increase of approximately 25% over 2018 net sales of $181.3 million, and took into account both the commercial launch of our new product, the iStent inject (approved in June 2018 and fully launched in the United States in 2019) and the effect of increased competition that entered the MIGS space in late 2018. The Compensation Committee wanted to incentivize the Named Executive Officers to achieve top-line sales growth, and therefore used a net sales target as a financial objective. The Company achieved net sales of $231.0 million in fiscal 2019, excluding revenue derived from the Avedro corneal health operations.

The other financial corporate objective was to incur operating expenses of less than the Company’s budget of $233.1 million in 2019. This expense goal reflected the Company’s internal budget prepared taking into account the Company’s substantial investments in clinical studies supporting our potentially market-expanding pipeline products, including the clinical trials for both the iDose delivery platform and the iStent infinite, as well as the Company’s continued expansion of its domestic and international sales team, and implementation of a new enterprise resource planning system. Additionally, the expense goal reflected the

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EXECUTIVE COMPENSATION

Company’s multiple strategic transactions in 2019 that expanded the focus of its product portfolio to include corneal disorders and retinal diseases in addition to glaucoma. The Company’s adjusted, non-GAAP operating expenses in 2019 were approximately $220.8 million (excluding Avedro operating and transaction expenses and in-process research and development charges associated with our other strategic transactions). This result reflected increased R&D expenses of approximately 34% over the prior year, excluding Avedro’s operations, demonstrating the Company’s substantial investment into the key driver of its long-term growth. Based on these results, the Compensation Committee determined that this financial objective had been satisfied.

o	Strategic Objectives

The first business objective was completion of a full prototype of the Company’s intraocular sensor implant sufficient to proceed with initial animal testing by the end of November 2019. The necessary prototype of that sensor implant was completed in November 2019. The second business objective was enrolling a pre-determined number of patients in both the the iDose Travoprost Phase III clinical trial and the iStent infinite investigational device exemption study. The iDose and iStent infinite clinical trial enrollment goal was met in the fourth quarter of 2019. Both of the business objectives were achieved prior to the deadlines established by the Compensation Committee which resulted in the Named Executive Officers exceeding expectations on these objectives; however, the 2019 bonus plan did not fund more than the target amount based upon the achievement of these strategic objectives.

Based upon these financial and strategic results, the Compensation Committee determined that the Company achieved 100% of its corporate performance objectives, and that 100% of the portion of each executive’s bonus tied to the corporate objectives (which for our Chief Executive Officer, Mr. Burns, is 100% of his bonus) should be payable, subject to the application of the net sales adjustment factor described below. Net sales was used as a modifier to the corporate objectives because of the critical importance to stockholders of commercializing our pipeline of innovative products as rapidly as possible.

The two Named Executive Officers other than the Chief Executive Officer had individual objectives (described below) comprising 50% of that portion of their bonus that was funded prior to the application of the net sales adjustment factor described below.

•	Calcaterra Individual Objectives

Mr. Calcaterra’s individual objectives consisted of specific goals in the areas of commercial growth, such as continuing the successful launch of our iStent inject product, beginning the transition of markets from our iStent inject to our iStent inject W product, accelerating sales in our international markets and addressing competitive factors, and commercial operations, including optimizing governmental reimbursement of our products globally and overseeing the design of our new headquarters space in Aliso Viejo, California. Mr. Calcaterra also had individual objectives with respect to supporting patient enrollment in clinical trials related to our pipeline products.

•	Gilliam Individual Objectives

Mr. Gilliam’s individual objectives consisted of specific goals in the areas of finance, accounting, information technology, investor relations and business development. This included managing the integrations and rollouts of key business systems in the areas of human resources, commercial and operations, including preparations for our new enterprise resource planning system, optimizing our international accounting and intercompany transaction structure, enhancing cybersecurity testing and security measures, streamlining the month-end accounting processes, and implementing improved expense reporting capabilities.  Mr. Gilliam also had individual objectives with respect to enhancing the timeliness of worldwide business reporting and overseeing several key internal audit testing initiatives.

Following the end of 2019, the Chief Executive Officer recommended, and the Compensation Committee approved, achievement of 100% of each of Mr. Calcaterra’s and Mr. Gilliam’s individual objectives, and that 100% of the portion of each executive’s bonus tied to the individual objectives was earned, subject to the application of the net sales adjustment factor described below.

32	2020 PROXY STATEMENT	GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

Net Sales Adjustment Factor

The bonus determined formulaically upon achievement of the corporate objectives (and individual objectives for Messrs. Calcaterra and Gilliam) was subject to modification based upon the level of achievement of the 2019 net sales objective. This adjustment factor was established in response to stockholder feedback emphasizing the importance of achieving net sales objectives and their desire that the Company tie bonus payouts to financial performance. The net sales adjustment factor ensured that each senior leader’s bonus payout was ultimately dependent on the achievement of objective financial growth goals. This adjustment factor could override the accomplishment of the strategic objectives described above by decreasing or increasing the Named Executive Officer’s bonus payout based upon the level of achievement of the net sales metric.

The application of the net sales adjustment factor could reduce each Named Executive Officer bonus to 0% or increase it up to 200%, according to the following scale of actual net sales achieved as compared to the fiscal year’s target.

% of Net Sales Target Achieved	Net Sales Adjustment Factor
110% +	200%
108%	180%
105%	150%
102%	120%
100%	100%
98%	90%
95%	75%
93%	65%
90%	50%
< 90%	0
Linear interpolation applies to the achievement of a % of the net sales target in‑between the specified percentages

The Company achieved net sales of $231.0 million in fiscal 2019, or approximately 102% of the net sales goal. The goal reflected growth of 25% over 2018 net sales. This strong 2019 net sales performance resulted in the achievement of this financial objective and in a performance adjustment factor, based on the level of overachievement, of 120% for our Named Executive Officers. The adjustment was formulaic and no discretion was applied.

Actual Bonus Payouts

2019 bonuses were funded in accordance with a pre-established formula, and no discretion was applied by the Compensation Committee. The formula payout for achieving all four corporate objectives, satisfying all individual objectives (for the two Named Executive Officers other than the Chief Executive Officer), and exceeding the 2019 net sales goal by 102% resulted in bonus funding at 120% of the original bonus target for each Named Executive Officer. The payment as a percent of the original bonus target was made pursuant to the cash or RSU election made at the start of the plan. Mr. Burns’ and Mr. Calcaterra’s actual award value at the time of funding was less than the 120% target bonus amount as a result of their election to take all (in the case of Mr. Burns) or a portion (in the case of Mr. Calcaterra) of their bonus in the form of RSUs followed by the stock price decrease between the start of the plan in March 2019 and the payout in March 2020.

	2019 Target						2019 Final Payout
Named Executive Officer	Cash Bonus ($)		Bonus RSUs (#)		Actual Payout (% of Target)		Cash Payout ($)		Earned RSUs (#)
Thomas W. Burns	-0-	+	9,446	X	120%	=	-0-	+	11,335
Chris M. Calcaterra	228,740	+	539	X	120%	=	274,488	+	647
Joseph E. Gilliam	250,661	+	-0-	X	120%	=	300,793	+	-0-

GLAUKOS CORPORATION	2020 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

•	Chief Executive Officer: Thomas W. Burns

As Mr. Burns had previously elected to receive 100% of his 2019 bonus in the form of RSUs, he was granted 9,446 target RSUs on April 1, 2019. Based on achieving a 120% annual bonus payout percentage, Mr. Burns vested in a total number of 11,335 RSUs on April 1, 2020. The value of Mr. Burns’ RSUs on April 1, 2020, the date of vesting, was significantly less than both the value on the date of grant (April 1, 2019) and the value of his bonus had he chosen to receive it in the form of cash rather than RSUs, as set forth below:

Value of Earned Bonus if Received in Cash ($)	Value of 11,335 RSUs Earned as of April 1, 2020 ($)	Resulting Decrease in Value ($)
772,500	326,221	446,279

•	Named Executive Officer: Chris M. Calcaterra

Based upon his bonus equity election, Mr. Calcaterra was granted 539 target RSUs on April 1, 2019. Based on achieving a 120% annual bonus payout percentage, Mr. Calcaterra vested in a total number of 647 RSUs on April 1, 2020. The remaining portion of his 2019 bonus (which was $228,740 based upon his 65% of base salary target) resulted in a cash payment of $274,488, after application of the financial performance adjustment factor of 120%. The value of the RSUs that vested and were delivered to Mr. Calcaterra decreased due to the decreased in the price of our common stock from the date of grant to the vesting date.

•	Named Executive Officer: Joseph E. Gilliam

Mr. Gilliam elected to receive his bonus payout in cash. Based upon his base salary of $385,632 his target bonus percentage of 65% of base salary, and the formulaic bonus score of 120% of target,  he received a total cash bonus payout of $300,793.

2020 Bonus Plan

In March 2020, the Compensation Committee approved the 2020 executive bonus plan issued under our 2015 Omnibus Incentive Compensation Plan.  With regard to performance targets, the Compensation Committee determined to focus on key operational initiatives for the corporate performance component, which include clinical trial completion goals for our pipeline products and pipeline product development accomplishments by the end of 2020.

2020 Equity Election Option

In direct response to stockholder input, the Compensation Committee, first in 2018 and again in 2019, gave certain senior leaders, including all of our Named Executive Officers, the option to elect to receive all or a portion of their annual bonus in the form of RSUs rather than cash.

In 2020, the Compensation Committee added the additional opportunity for senior leaders, including all of our Named Executive Officers, to elect to receive all or a portion of their annual bonuses in the form of either RSUs or options to purchase shares of the common stock of the Company, rather than cash. The ability to elect options was intended to reward executives for increasing the Company’s stock price in addition to achieving the 2020 corporate goals.  It is viewed as even more performance-oriented than RSUs, and considerably more performance-based than a cash bonus, since stock options only have value if the price of the Company’s stock increases after the grant date, and bonus objectives must be achieved to earn the bonus options.

The 2020 program continued the 2018 and 2019 incentive to increase bonus alignment with shareholders with a 15% premium to the dollar value of the cash bonus when an executive elects RSUs or stock options.  The 15% premium was modeled after the ESPP discount offered to employees, and reflects the Committee’s desire to save corporate cash and to increase the link to stockholder value creation within the bonus plan.

34	2020 PROXY STATEMENT	GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

We believe this equity election further strengthens the link between our executive compensation program and the value delivered to our stockholders, creates greater alignment between the interests of our executives and those of our stockholders, and exemplifies our pay for performance philosophy. The number of RSUs or stock options that subsequently vest in 2021 will be determined in the same manner as the cash bonuses that become payable under our 2019 bonus plan described above (i.e., the number of RSUs or stock options that vest is performance-contingent so that the percentage of the target number of RSUs or stock options that vest will be the same as the payout percentage for target cash bonuses).

Long-Term Incentive Compensation

Philosophy and Award Practice

The Compensation Committee believes it is essential to provide long-term equity-based compensation to our executive officers in order to link both the interests and risks of our executive officers with those of our stockholders, which is a cornerstone of the Company’s pay for performance philosophy. Equity awards with a multi-year vesting schedule are designed to reward the creation and preservation of long-term stockholder value.

The 2019 long-term equity grants for our executive officers reflect stockholder feedback received during our 2018 engagement campaign and included a new performance-based equity award design for 33% of the Named Executive Officer grant value (increased to 50% of 2020 grant value for our Chief Executive Officer).

Performance-based equity consists of grants of equity that require the achievement of pre-determined operational or financial objectives in order to vest, as contrasted with time-based equity grants that only require the passage of time before they vest. Additionally, like all equity grants, the value of performance-based equity increases if the price of the Company’s common stock increases.  The Compensation Committee believes that the use of performance-based equity advances multiple goals that benefit both the Company and stockholders. Performance-based equity grants incentivize the achievement of the Company’s long- and short-term strategic goals, they motivate executives to work hard to increase the value of the Company, as evidenced by increased stock price, and they encourage executives to remain employed with the Company.

The 2019 long-term equity grants to our Named Executive Officers consisted of approximately one-third time-based stock options to reward stock price increases, one-third time based RSUs to reward value maintenance and one-third PBRSUs to reward growing the critical surgeon base for the iStent inject product.

Executives were also given the opportunity to elect to receive the time-based RSU portion of their equity grant as time-based options and to have the PBRSU portion of their equity award granted in the form of performance-based options. The opportunity to elect to have full value shares granted as options affords those executives who expect the Company’s stock price to increase after the grant date greater potential reward in exchange for the lack of guaranteed value from an RSU. The Compensation Committee views this election to convert full value shares to options as supporting the Company’s entrepreneurial spirit of growth. The Compensation Committee did not provide executives with the ability to convert options into more RSUs, as the additional guaranteed value of RSUs would have run counter to the performance-based nature of the executive compensation program.

The Compensation Committee considered several factors when determining 2019 equity award sizes, including peer group data and the Company’s strong financial and operational performance in 2018.  The Compensation Committee noted that the Company had achieved net sales growth of 14% in 2018 and received FDA approval for the iStent inject in the United States, which was a transformational milestone for commercializing our technology. The Compensation Committee also considered the level of grant that it believed would be appropriate to provide strong retention value and more closely link our Named Executive Officers’ compensation to our stockholders’ interests.

The equity grants of options to our Named Executive Officers in 2019 vest over four years, with 25% of the options vesting on the first anniversary of the grant date, and the remainder vesting in equal monthly installments over the following three years.  The exercise price for the options is the closing price for our stock

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EXECUTIVE COMPENSATION

on the date of grant.  The equity grants of time-based RSUs to our Named Executive Officers in 2019 vest over four years, with 25% of the RSUs vesting and being delivered on each of the first four anniversaries of the grant date.  The equity grants of PBRSUs vest, if at all, upon the achievement of the underlying performance objective within three years of the grant date, as determined by the Board of Directors.

The PBRSUs only vest upon the Compensation Committee’s confirmation that at least 75% of the Company’s existing surgeon base, trained on the iStent product, have completed the rigorous certification training for and converted to our iStent inject product, which was approved by the FDA in 2018. This essential training is designed to ensure that surgeons are properly and fully prepared to utilize our iStent inject product to achieve the highest probability of positive surgical outcomes.  The Compensation Committee determined that the achievement of this goal is the leading, quantifiable driver to the adoption of the Company’s new iStent inject product, which the Compensation Committee believes will drive commercial revenue. The iStent inject product provides for a more elegant, facile and straightforward procedure that potentially leads to greater intraocular pressure reduction with two patent bypass openings, resulting in improved patient outcomes.  Therefore, the Compensation Committee believes the iStent inject will not only increase utilization by surgeons currently using our first-generation iStent product, but also attract new surgeons who have never used a Glaukos product, leading to market expansion opportunities and the associated sales growth. The goal must be reached within three years of the grant date or the PBRSU grant will lapse and be forfeited for no consideration. The goal is rigorous and as of the Compensation Committee’s most recent meeting on March 12, 2020, this operational objective had not yet been satisfied.

2019 Named Executive Officer Long-Term Equity Grants

In March 2019, the Board of Directors (based upon the recommendation of the Compensation Committee) determined the size of grants to award Messrs. Burns, Calcaterra and Gilliam. The individual performance of each of the Named Executive Officers, as well as the approval of the Company’s iStent inject product and net sales increase in 2018, were greater factors in determining the size of these equity awards than peer company data.

The target number of each of the time-based RSUs and the PBRSUs awarded was determined by dividing the dollar value of one-third of the executive’s target 2019 equity incentive grant value by the average closing price of the Company’s common stock for the one-month period from February 6 through March 6, 2019.  The target number of stock options awarded was determined by dividing the dollar value of approximately one-third of the executive’s target 2019 equity incentive grant value by the Black-Scholes value of each stock option based upon the average closing price of the Company’s common stock for the one-month period from February 6 through March 6, 2019. The closing price of the Company’s common stock of $69.30 on the date of grant was set as the exercise price for the stock option portion of the equity grants.

The following table shows the intended target total annual equity grant value awarded to each Named Executive Officer in 2019, and the number of time-based options, time-based RSUs and PBRSUs targeted to be granted based on the 2019 performance and compensation review process.

Otal
Named Executive Officer	Total Target 2019 Equity Grant Value ($)	Stock Options (approx. 33.3% of Total Value) (#)	Time-Based RSUs (33.3% of Total Value) (#)	PBRSUs (33.3% of Total Value) (#))
Thomas W. Burns	4,300,000	50,000	19,416	19,416
Chris M. Calcaterra	1,300,000	13,300	6,311	6,311
Joseph E. Gilliam	1,300,000	13,300	6,311	6,311

Using the methodology described above, the number of stock options granted to our Named Executive Officers was calculated based upon a Black-Scholes value of $32.72 per share; the number of RSUs granted was based upon a share value of $68.67 per share.

In determining Mr. Burns’ 2019 long-term equity award, the Compensation Committee set a target grant value of approximately $4.3 million, taking into consideration the Company’s strong 2018 financial and operational performance. In determining the 2019 long-term equity awards of Messrs. Calcaterra and Gilliam, the Compensation Committee set the target grant values by reviewing the Company’s and each individual

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executive’s 2018 performance. Additionally, the Compensation Committee set the same target grant value both Mr. Calcaterra and Mr. Gilliam in order to maintain internal pay equity for the long-term equity incentive granted to these executives.

2020 Named Executive Officer Long-Term Equity Grants

For 2020 equity grants, the Compensation Committee retained the multi-component construct developed in 2019.  However, in response to stockholder feedback that our Chief Executive Officer, Mr. Burns, should have a greater percentage of his long-term incentive compensation in the form of performance-based equity, for 2020 the Compensation Committee increased the amount of Mr. Burns’ 2020 equity grant that was performance-based from 33% to 50% of the total grant value. This increase was intended to ensure he was held accountable for achieving critical long-term growth goals in order to earn half of his award. The other half of Mr. Burns’ 2020 equity grant was split equally between time-based RSUs and time-based stock options. For our other Named Executive Officers’ 2020 long-term incentive equity grants, the Compensation Committee retained the 2019 equity grant mix of one-third time-based options, one-third time-based RSUs and one-third performance-based RSUs. Additionally in 2020, executives were given the opportunity to convert the time-based RSU portion of their equity award into stock options with equivalent value and to convert the performance-based RSU portion of their equity grant into performance-based stock options with equivalent value and the same long-term performance goals. The election only allowed executives to increase the amount of performance risk in their equity award.  There was no ability to convert the time-based options into time-based RSUs, as that additional amount of guaranteed value would be contrary to the Company’s performance-based compensation philosophy.

The performance-based equity granted to our executives in 2020 will be earned based on pre-determined three-year revenue goals for the recently-acquired Avedro operations, with the possibility of under- and over-achievement of the equity that ultimately vests. The long-term revenue objectives were chosen in direct response to stockholder feedback during our 2019 engagement campaign, as multiple stockholders emphasized the importance of successfully integrating the Avedro operations and building the corneal business platform. The Compensation Committee directly responded to this feedback by designing performance objectives that they believe will accomplish those goals. Revenue will be measured on a cumulative basis over three years, with the opportunity to accelerate up to one-third of the target award each year based on achievement of pre-set annual revenue goals.

The Compensation Committee takes stockholder feedback very seriously, and believes that this shift to a higher percentage of performance-based long-term equity for our Chief Executive Officer, as well conditioning the vesting of such equity on the successful financial performance of our recently-acquired corneal health business evidences its commitment to respond to stockholder feedback in a responsible manner that benefits both stockholders and the Company.

Severance Benefits

We have entered into executive severance and change in control agreements with each of our senior team leaders, including our three executive officers, Messrs. Burns, Calcaterra and Gilliam. The level of each executive’s severance benefits has been determined to be appropriate by the Compensation Committee, which believes that severance benefits, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We believe these potential benefits helped us to assemble a qualified senior leadership team. The payments and benefits provided under our severance and change in control arrangements are designed to provide our Named Executive Officers with treatment that is competitive with market practices.

As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the Named Executive Officers would be entitled to severance benefits in the event of an involuntary termination of employment by us without “cause” or a resignation for “good reason” (each as defined in the executive severance and change in control agreements). The change in control severance benefits are subject to a double trigger, and the Named Executive Officers are not entitled to their cash severance benefits merely because a change in control transaction occurs. The amount of each Named Executive Officer’s severance benefits is increased in connection with a qualifying termination in connection

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EXECUTIVE COMPENSATION

with or following a change in control in order to encourage our Named Executive Officers to remain employed with us, and focus on the creation of value for stockholders, during an important time when their prospects for continued employment following a change in control transaction may be uncertain.

No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

Perquisites and Other Benefits

We generally do not provide perquisites or other benefits to our Named Executive Officers other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our Named Executive Officers, to make contributions by salary deduction pursuant to Section 401(k) of the Code. We are responsible for administrative costs of the 401(k) plan. We make matching contributions to the 401(k) plan up to specified limits. All of our Named Executive Officers participated in the 401(k) plan in 2019. We provide all employees, including our Named Executive Officers, with life insurance equal to twice their annual salary to a maximum of $500,000 and long-term disability insurance. Named Executive Officers are eligible to participate in the Company’s health, dental, disability and other insurance plans on the same terms and at the same cost as such plans are available to all of the Company’s full-time employees, and are also eligible for an executive physical.

Additionally, substantially all full-time employees of the Company, including the Named Executive Officers other than Mr. Burns, are eligible to participate in the Company’s 2015 Employee Stock Purchase Plan (the “ESPP”) upon enrolling in the ESPP during one of the established enrollment periods, subject to certain limitations as set forth in the ESPP. Under the ESPP, no Company employee is permitted to purchase shares of common stock having a market value of more than $25,000 per calendar year, as calculated under the ESPP taking into account any discounts to purchase price.

Stock Ownership Policy Applicable to Executive Officers

Based upon stockholder feedback, the Compensation Committee adopted a Stock Ownership Policy that requires our Chief Executive Officer to own shares of our common stock having a value equal to at least six times his annual base salary, and each of our other Named Executive Officers to own shares of our common stock having a value of at least three times the executive’s annual base salary.  Shares subject to stock options and unvested PBRSUs are not considered owned by the executive for purposes of this Policy. This Policy went into effect on January 1, 2019, and each Named Executive Officer is required to meet the minimum stock ownership requirement by the later of January 1, 2024, or five years after such person’s appointment as an executive officer for future hires. The initial minimum stock ownership level of each executive officer was determined on January 1, 2019, based upon the average daily closing price of the Company’s common stock as reported by the New York Stock Exchange for the 12-months ended December 31, 2018.  The minimum stock ownership level will be re-determined every third anniversary of the last calculation, as well as upon a change in annual base salary.  As of January 1, 2019, each of our Named Executive Officers was in compliance with the applicable minimum stock ownership levels.

Policy on Pledging and Hedging of Company Shares

As further described in the section titled “Corporate Governance—Policy on Pledging and Hedging of Company Shares,” our Board of Directors has adopted anti-pledging and anti-hedging policies that prohibit our executive officers from pledging Glaukos securities or engaging in hedging transactions.

Clawback Policy

In 2018, in response to stockholder feedback, the Compensation Committee decided to create greater accountability for our executive officers by adopting a policy regarding the recoupment of certain incentive compensation payments.  Pursuant to this policy, our Board of Directors or the Compensation Committee shall, if it deems appropriate under certain circumstances, require reimbursement or cancellation of all or a

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portion of any short- or long-term cash or equity incentive payments or awards to our executive officers.  This reimbursement requirement would apply when the amount of any such payment or award was determined based upon the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirements under federal securities laws, and such restatement was the result of misconduct, if a lesser, or no, payment or award would have been earned based upon the restated financials and the payment or award was received in the three years preceding the date of the restatement.

Executive Deferred Compensation Program

We have adopted and maintain the Glaukos Corporation Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan permits our management or highly compensated employees, including all of our Named Executive Officers, to elect to defer base salary and annual incentive compensation pursuant to the terms of the Deferred Compensation Plan. Further details on this Deferred Compensation Plan are provided below under the heading, “Nonqualified Deferred Compensation Plans.” As noted below, each of Messrs. Burns and Calcaterra participate in the Deferred Compensation Plan during 2019.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement.  Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation, Nominating and Governance Committee of the Board

Mark J. Foley (chair)

William J. Link, Ph.D.

Gilbert H. Kliman, M.D.*

* Dr. Kliman was a member of the Board of Directors and the Compensation Committee for fiscal year 2019 until he resigned from the Board of Directors on August 6, 2019.  Dr. Kliman was re-appointed to the Board of Directors and the Compensation Commitee on March 12, 2020.

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2019, 2018 and 2017

The following table provides information regarding the compensation of our Named Executive Officers during 2019, 2018 and 2017.

Name and principal position	Year	Salary ($)	Bonus ($)		Stock awards(1) ($)	Option awards(1) ($)	Non‑equity incentive plan compensation ($)	All other compensation(2) ($)	Total ($)
Thomas W. Burns(3)	2019	$643,750		$—	$3,416,322	$1,651,000	$—	$5,488	$5,716,560
President and Chief	2018	$625,000		$—	$717,574	$3,846,456	$—	$9,687	$5,198,717
Executive Officer	2017	$600,000		$—	$—	$3,886,112	$530,000	$8,100	$5,024,212

Chris M. Calcaterra(3)	2019	$408,446		$—	$916,088	$439,166	$274,488	$10,400	$2,048,588
Chief Operating Officer	2018	$396,550		$—	$61,468	$1,164,059	$331,912	$10,250	$1,964,239
	2017	$385,000		$—	$—	$1,727,161	$179,217	$8,100	$2,299,478

Joseph E. Gilliam(4)	2019	$385,632		$—	$874,704	$439,166	$300,793	$10,400	$2,010,695
Chief Financial Officer and	2018	$374,400	$		$—	$1,164,059	$404,352	$10,250	$1,953,061
SVP, Corporate Development	2017	$234,692	$		$4,169,000	$5,871,634	$177,840	$2,990	$10,456,156

(1)

The amounts shown represent the grant date fair values of stock and option awards granted in the year indicated as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2019, see Note 9, Stock-based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

2019 Bonus RSUs: The amounts reported in the stock awards column for 2019 include the grant date fair value of restricted stock units (the “Bonus RSUs”) granted to Messrs. Burns and Calcaterra under our 2019 executive bonus plan pursuant to an election by each such Named Executive Officer to receive all (with respect to Mr. Burns) or a portion (approximately 14% with respect to Mr. Calcaterra) of his annual bonus in the form of an equity award rather than in the form of a cash payment. The grant date fair value of the Bonus RSUs was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The Bonus RSUs are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Bonus RSUs of $725,264 for Mr. Burns and $41,384 for Mr. Calcaterra. If we had achieved the highest level of performance under the Bonus RSUs, the grant date fair value for the Bonus RSUs would have increased to $1,450,528 for Mr. Burns and $82,768 for Mr. Calcaterra. For a more detailed description of these grants of Bonus RSUs, please see “Material Elements of Compensation—Annual Bonuses” in the Compensation Discussion and Analysis section above.

2019 Performance RSUs:  The amounts reported in the stock awards column for 2019 include the grant date fair value of restricted stock units (the “PBRSUs”) granted to each of our Named Executive Officers that only vests upon the achievement of a pre-determined operational goal. The grant date fair value of the PBRSUs was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The PBRSUs are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the PBRSUs of $1,345,529 for Mr. Burns and  $437,352 for Messrs. Calcaterra and Gilliam.  The PBRSUs are not subject to adjustment based upon overachievement. For a more detailed description of these grants of PBRSUs, please see “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.

(2)	Consists of Company matching contributions to the executive’s 401(k) plan contributions and the Company’s payment for an annual executive physical.
(3)	The base salary amount for Mr. Burns and Mr. Calcaterra for 2019 includes the amounts that were deferred under our Deferred Compensation Plan described below.
(4)	Mr. Gilliam joined the Company effective May 5, 2017.

Executive Employment Offer Letters

On July 10, 2014, we entered into employment offer letters with Messrs. Burns and Calcaterra, and on February 3, 2017, we entered into an offer letter with Mr. Gilliam. The offer letters provide Messrs. Burns and Calcaterra with an annual base salary of $525,000 and $320,000, respectively, and a target bonus opportunity of 70% and 40% of base salary, respectively. Mr. Gilliam’s offer letter provides him an annual base salary of $360,000 and a target bonus opportunity of 50% of base salary.  As described above in the

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis, each executive’s annual bonus is based upon the achievement of specific corporate or individual performance objectives determined by our Board. Base salary and bonus opportunity percentages are reviewed by our Board at least annually for adjustments.

Messrs. Burns, Calcaterra and Gilliam are also entitled to receive all employee benefits that we customarily make available to employees in comparable positions, including participation in our equity plans. Additionally, Messrs. Burns, Calcaterra and Gilliam continue to be subject to the patent, copyright and non‑disclosure restrictive covenants agreement each executed prior to the offer letters.

2019 Grants of Plan-Based Awards

The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our Named Executive Officers in 2019:

								2019	2019	Exercise
		Estimated Future Payouts Under			Estimated Future Payouts Under			Stock Awards:	Option Awards:	or Base	Grant Date
		Non-Equity Incentive Plan			Equity Incentive Plan			Number of	Number of	Price of	Fair Value
		Award ($)(1)			Awards (#)(1)			Shares	Securities	Option	of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock or	Underlying	Awards	Option
Name	Date	($)	($)	($)				Units (#)	Options (#)	($/Sh)	Awards ($)(2)
Thomas W. Burns	4/1/2019	—	—	—	4,723	9,446	18,892	—	—	—	725,264
	3/14/2019	—	—	—	—	—	—	—	50,000	$69.30	$1,651,000
	3/14/2019	—	—	—	—	19,416	—	—	—	—	1,345,529
	3/14/2019	—	—	—	—	—	—	19,416	—	—	1,345,529
Chris M. Calcaterra	4/1/2019	—	—	—	270	539	1,078	—	—	—	41,384
	4/1/2019	$114,370	$228,740	$457,480	—	—	—	—	—	—	—
	3/14/2019	—	—	—	—	—	—	—	13,300	$69.30	$439,166
	3/14/2019	—	—	—	—	6,311	—	—			437,352
	3/14/2019	—	—	—				6,311			437,352
Joseph E. Gilliam	4/1/2019	$125,330	$250,661	$501,322	—	—	—	—	—	—	—
	3/14/2019	—	—	—	—	—	—	—	13,300	$69.30	$439,166
	3/14/2019	—	—	—	—	6,311	—	—	—	—	437,352
	3/14/2019	—	—	—	—	—	—	6,311	—	—	437,352

(1)

Incentive plan awards consist of (i) annual cash bonuses payable under our 2019 executive bonus plan, (ii) awards of PBRSUs that only vest upon the achievement of a pre-determined operational goal, but are not subject to adjustment for over- or under-achievement, and (iii) awards of Bonus RSUs granted to Messrs. Burns and Calcaterra pursuant to an election by each such Named Executive Officer to receive all (with respect to Mr. Burns) or a portion (approximately 14% with respect to Mr. Calcaterra) of his annual bonus in the form of an equity award rather than in the form of a cash payment. Please see “Material Elements of Compensation—Annual Bonuses” and “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.

(2)

The amounts shown represent the grant date fair values of stock and option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718 and, in the case of the Bonus RSUs and the PBRSUs, based upon the probable outcome of the applicable performance conditions. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2019, see Note 9, Stock-based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2019 Fiscal Year‑End

The following table presents information concerning equity awards held by our named executive officers as of December 31, 2019.

	Option awards											Stock awards
	Grant	Number of securities underlying unexercised options (#)				Option exercise	Option expiration	Number of shares or units of stock that have not		Market value of shares or units of stock that have not	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name	date	Exercisable		Unexercisable		price ($)	date	vested (#)		vested ($)(1)	(#)(2)	($)(1)
Thomas W. Burns	1/27/2011	307,680		—		3.975	1/27/2021
	4/28/2011	69,047		—		3.975	4/28/2021
	1/29/2013	256,000		—		4.225	1/29/2023
	4/25/2013	10,880		—		4.225	4/25/2023
	7/10/2014	540,000		—		7.275	7/10/2024
	3/10/2016	257,813		17,187	(3)	16.49	3/10/2026
	3/15/2017	123,750		56,250	(3)	45.71	3/15/2027
	3/14/2018	116,375		149,625	(3)	30.92	3/14/2028
	7/18/2018	40,682	(4)	—		10.11	11/01/2020
	1/09/2019	3,034	(4)	—		34.88	11/01/2020
	3/14/2019	—		—		—	—	—		—	19,416	1,057,590
	3/14/2019	—		—		—	—	19,416	(5)	1,057,590	—	—
	3/14/2019	—		50,000	(3)	69.30	3/14/2029
	4/01/2019	—		—		—	—	—		—	11,335	617,417

Chris M. Calcaterra	3/10/2016	54,167		6,250	(3)	16.49	3/10/2026
	3/15/2017	55,000		25,000	(3)	45.71	3/15/2027
	3/14/2018	35,219		45,281	(3)	30.92	3/14/2028
	3/14/2019	—		—		—	—	—		—	6,311	343,760
	3/14/2019	—		—		—	—	6,311	(5)	343,760	—	—
	3/14/2019	—		13,300	(3)	69.30	3/14/2029
	4/01/2019	—		—		—	—	—		—	647	35,242

Joseph E. Gilliam(6)	5/05/2017	153,750		106,250	(3)	41.69	5/05/2027
	5/05/2017	—		—		—	—	50,000	(5)	2,723,500
	3/14/2018	10,219		45,281	(3)	30.92	3/14/2028
	3/14/2019	—		—		—	—	—		—	6,311	343,760
	3/14/2019	—		—		—	—	6,311	(5)	343,760	—	—
	3/14/2019	—		13,300	(3)	69.30	3/14/2029

(1)

The reported value of this stock award is based upon a stock price of $54.47, which was the closing market price of the Company’s common stock on December 31, 2019, the last trading day of the Company’s 2019 fiscal year.

(2)

For the Bonus RSUs granted on 4/01/2019, the number of units reported is equal to the number of units that was determined by the Board in March 2020 to have been earned upon overachievement of the applicable performance goals, as described in more detail under the heading “Material Elements of Compensation—Annual Bonuses” in the Compensation Discussion and Analysis section above, and which vested on April 1, 2020.

For the PBRSUs granted 3/14/2019, the number of units reported is equal to the number of units that was granted and will only vest upon the Company’s achievement of a pre-determined operational goal, as described in more detail under the heading “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above,.

(3)

These options vest over four years from the grant date, with 25% vesting on the one-year anniversary of the grant date and the remaining amount vesting in equal monthly installments over the following 36 months.

(4)	These stock options were initially granted under the Avedro, Inc. 2019 Equity Incentive Plan, and were assumed by the Company in connection our acquisition of Avedro in 2019.
(5)	This stock award vests over four years, with 25% vesting annually on the anniversary of the grant date.

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EXECUTIVE COMPENSATION

(6)

The number of shares reported do not reflect the transfer of the economic interest of a portion of the indicated stock option and RSU awards in 2019 to Mr. Gilliam’s former spouse pursuant to a domestic relations order, as previously reported in a Report on Form 4 filed with the SEC on May 8, 2019.

Option Exercises and Stock Vested in Fiscal 2019

The following table presents information regarding the options exercised by each Named Executive Officer and the common stock acquired by each Named Executive Officer upon the vesting of stock awards during fiscal year 2019.  Each of the option exercises listed below was made pursuant to a Rule 10b5-1 trading plan with pre-determined share amounts and prices.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Thomas W. Burns	13,583	717,041	41,963	3,221,919
Chris M. Calcaterra	—	—	3,595	276,024
Joseph E. Gilliam	65,000	2,140,778	25,000	1,891,000

Nonqualified Deferred Compensation Plans

The following table presents information regarding our nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for Named Executive Officers for 2019.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(1)
Thomas W. Burns	535,834	—	341,864	—	2,094,088
Chris M. Calcaterra	126,169	—	28,871	—	237,128
Joseph E. Gilliam	—	—	—	—	—

(1)

All contributions presented herein reflect amounts reported in the 2019 Summary Compensation Table. The amounts reported in the aggregate balance at last fiscal year end also reflect amounts reported in the 2019 Summary Compensation Table, except the portion attributable to earnings, which are not reported in the 2019 Summary Compensation table because the rate is not above market.

Our Deferred Compensation Plan permits our management or highly compensated employees, including all of our Named Executive Officers, to elect to defer base salary (up to 80%) and up to 80% of their annual cash incentive bonus pursuant to the terms of the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan will be credited (or debited) with an investment return determined as if the deferred amounts were invested in one or more investment funds selected by the participating employee from those funds made available under the Deferred Compensation Plan. These investment funds made available under the Deferred Compensation Plan are chosen by the delegates of the Compensation Committee and include numerous asset classes including funds from Fixed Income to International Equity.  Participants also have the option to select asset allocation portfolios that range from Conservative to Aggressive. The Company may also make discretionary credits to the accounts of participating employees under the Deferred Compensation Plan, which employer credits may or may not be subject to a vesting schedule.

Amounts deferred under the Deferred Compensation Plan will become payable upon a participating employee’s separation from service with the Company, death, disability, a specified in-service distribution date or a change in control of the Company, in each case as elected by the participating employee in accordance with the terms of the Deferred Compensation Plan. Amounts payable under the Deferred Compensation Plan may be paid to the participating employee in either a lump-sum or in annual installments to be paid over a period of up to ten years, in each case as elected by the participating employee in

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EXECUTIVE COMPENSATION

accordance with the terms of the Deferred Compensation Plan. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the Deferred Compensation Plan, and subject to applicable law. No actual investments will be held in the participants’ accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Code.

Potential Payments Upon Termination or Change in Control

We have entered into executive severance and change in control agreements with our senior management employees, including our three executive officers, Messrs. Burns, Calcaterra and Gilliam. Pursuant to the terms of the agreements, if any of Mr. Burns, Mr. Calcaterra or Mr. Gilliam is terminated as a result of (i) an involuntary termination without “cause” or (ii) a resignation for “good reason” (each as defined in the executive severance and change in control agreements), then he will receive an amount equal to 18, 12 or 12 months, respectively, of the base salary amount in effect at the time of such termination, paid in a lump sum on the 60th day following the date of such termination. Each of Messrs. Burns, Calcaterra and Gilliam (and their respective spouses and dependents) will also receive medical and dental benefits provided by us at least equal to the levels of benefits provided to our similarly situated active employees until the earlier of (i) the 18‑, 12‑ or 12‑month anniversary of the date of such termination, respectively, or (ii) the date that he becomes covered under a subsequent employer’s medical and dental benefits plans. Mr. Burns will also vest in all equity and equity‑based awards outstanding on the date of termination, and each of Mr. Calcaterra and Mr. Gilliam will vest in all equity and equity‑based awards that would otherwise have vested during the 12 months following the date of such termination. All of the above benefits are subject to the executive’s execution of a general release of claims in our favor.

If any of Mr. Burns, Mr. Calcaterra or Mr. Gilliam is terminated as a result of (i) an involuntary termination without cause or (ii) a resignation for good reason, in either case within three months prior or 12 months following a “change in control” (as defined in the executive severance and change in control agreements), then he will receive an amount equal to the sum of (i) 24, 18 or 18 months, respectively, of the base salary amount in effect at the time of such termination, and (ii) 24, 18 or 18 months, respectively, of his target annual bonus for the year in which the change in control occurs, paid in a lump sum on the 60th day following the date of such termination. Messrs. Burns, Calcaterra and Gilliam (and his spouse and dependents) will also receive medical and dental benefits provided by us at least equal to the levels of benefits provided to our similarly situated active employees until the earlier of (i) the 24‑, 18‑ or 18‑month anniversary of the date of such termination, respectively, or (ii) the date that he becomes covered under a subsequent employer’s medical and dental benefits plans. Each of Messrs. Burns, Calcaterra and Gilliam will also vest in all equity and equity‑based awards outstanding on the date of termination. All of the above benefits are subject to the executive’s execution of a general release of claims in our favor.

For purposes of the agreements, “cause” means a finding that the executive has (i) been convicted of a felony or crime involving moral turpitude; (ii) disclosed trade secrets or confidential information to persons not entitled to receive such information; (iii) engaged in conduct in connection with his employment that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company, including act(s) of fraud, embezzlement, misappropriation and breach of fiduciary duty; (iv) violated our operating and ethics policies in any material way, including those relating to sexual harassment and the disclosure or misuse of confidential information; (v) engaged in willful and continued negligence in the performance of the duties assigned to him, after he has received notice of and failed to cure such negligence; or (v) breached any material provision of any agreement between the executive and our Company, including any confidentiality agreement. “Good reason” means (i) a substantial and material diminution in the executive’s duties or responsibilities; (ii) a material reduction in his base salary; or (iii) the relocation of his principal place of employment to a location more than 50 miles from the prior location. “Change in control” means (i) the acquisition by a person or group of more than 50% of the voting power of our stock (other than a change resulting from the death of a stockholder or a transaction in which we become a subsidiary of another corporation and, following the transaction, our stockholders prior to the transaction will beneficially own shares entitling such stockholders to more than 50% of the voting power of the parent corporation); (ii) the majority of members of our Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or (iii) the consummation of (A) a merger or consolidation with another

44	2020 PROXY STATEMENT	GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

corporation where our stockholders, immediately prior to the transaction, will not beneficially own, immediately following the transaction, shares entitling such stockholders to more than 50% of the voting power of the surviving corporation; (B) a sale or disposition of all or substantially all of our assets; or (C) our liquidation or dissolution.

In the event that Mr. Burns, Mr. Calcaterra or Mr. Gilliam would be subject to the excise tax imposed by Section 4999 of the Code and the net after-tax benefit that he would receive by reducing such payments to the threshold level as determined by Section 280G of the Code is greater than the net after-tax benefit the executive would receive if the full amount of such payments were made, then such payments will be reduced so that such payments do not exceed the threshold level as determined by Section 280G of the Code.

The following table provides information concerning the potential termination or change in control payments that would be made to each of our Named Executive Officers under the circumstances described above.  As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payment to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2019.  In the following table, we use the term “involuntary termination” to refer to a termination by us without cause or by the executive for good reason.

	Salary Severance ($)	Bonus Severance ($)	Stock Option Acceleration Value ($)(1)	Restricted Stock Unit Acceleration Value ($)(1)	Continuation of Healthcare Benefits ($)(2)	Total ($)
Thomas W. Burns
Death or Disability	—	—	4,669,181	$2,629,703		$7,298,884
Involuntary Termination	$965,625	—	$4,669,181	$2,629,703	$32,958	$8,297,467
Involuntary Termination in Connection with a Change in Control	$1,287,500	$1,287,500	$4,669,181	$2,629,703	$43,944	$9,917,828

Chris M. Calcaterra
Death or Disability	—	—	1,522,743	$716,880		$2,239,623
Involuntary Termination	$408,446	—	$886,519	$459,073	$21,972	$1,776,010
Involuntary Termination in Connection with a Change in Control	$612,669	$398,235	$1,522,743	$716,880	$32,958	$3,283,485

Joseph E. Gilliam
Death or Disability	—	—	2,424,243	$3,411,020		$5,835,263
Involuntary Termination	$385,632	—	$1,432,444	$1,791,464	$12,921	$3,622,461
Involuntary Termination in Connection with a Change in Control	$578,448	$375,991	$2,424,243	$3,411,020	$19,381	$6,809,083

(1)

Based upon the closing price of our common stock ($54.47) on December 31, 2019, which was the last trading day in 2019. Pursuant to the terms of Messrs. Burns’ and Calcaterra’s respective restricted stock unit award agreements relating to their Bonus RSUs, upon death or disability a prorated number of the Bonus RSUs will immediately vest. As the Bonus RSUs are earned based upon 2019 corporate and individual performance, the reported value is based upon accelerated vesting in 100% of the target number of units. The reported value of the PBRSUs in the case of death or disability or involuntary termination reflects accelerated vesting in 100% of PBRSUs.

(2)	The reported value of these continued medical and dental coverage benefits is an estimate based upon the monthly cost of such benefits to the Company as of December 31, 2019.

Employee Benefit and Stock Plans

Our stockholders and Board of Directors previously adopted the 2001 Stock Option Plan (the “2001 Plan”), the 2011 Stock Plan (the “2011 Plan”), the 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”) and the 2015 Employee Stock Purchase Plan (the “ESPP”).

2015 Omnibus Incentive Compensation Plan

The 2015 Plan was approved and adopted by our Board of Directors on June 3, 2015, and was subsequently approved by our stockholders in June 2015.

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EXECUTIVE COMPENSATION

The 2015 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, directors, and consultants, and to align the interests of these individuals with the interests of our stockholders.

The number of shares available for issuance under the 2015 Plan is subject to adjustment in the event of a stock dividend, spinoff, recapitalization, stock split, reclassification or exchange of shares, merger, reorganization, or consolidation or other change in our capital structure. To the extent that an award terminates, is repurchased by us, expires for any reason or becomes unexercisable without having been exercised in full, then any shares subject to the award may be used again for new grants. For stock appreciation rights (“SARs”) only the shares that are issued or delivered pursuant to the SARs will cease to be available for grant under the 2015 Plan. Shares tendered to us by participants to pay the exercise price of options or to satisfy tax withholding obligations with respect to an award will become available for use under the 2015 Plan.

The number of shares of our common stock reserved for issuance under the 2015 Plan will automatically increase on the first day of each fiscal year by (i) 5% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by our Board of Directors.

The 2015 Plan permits us to make grants of incentive stock options pursuant to Section 422 of the Code, non‑qualified stock options, and SARs. Incentive stock options may only be granted to our employees. Non‑qualified stock options and SARs may be issued to our employees, directors, or consultants. The option exercise price of each option and the base price of each SAR granted pursuant to the 2015 Plan may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option and SAR will be fixed by the Board of Directors or any committee or subcommittee of the Board of Directors chosen to administer the 2015 Plan.

The 2015 Plan permits us to make grants of restricted stock to our employees, directors, or consultants. During the period of restriction, employees, directors, or consultants holding restricted stock may exercise full voting rights with respect to those shares of our common stock, unless the 2015 Plan administrator determines otherwise, and will be entitled to receive all dividends paid with respect to such shares, provided that dividends that relate to restricted stock that vests based on the achievement of certain performance goals will not be paid until the restrictions on the underlying shares lapse.

The 2015 Plan also permits us to make grants of RSUs. RSUs may be granted to our employees, directors, or consultants. Payment of earned RSUs will generally be made as soon as practicable after the date(s) determined by the 2015 Plan administrator and set forth in the written RSU agreement, but in no event later than the 15th day of the 3rd calendar month of the year following the vesting date of the RSU. RSUs may be settled in cash, shares of our common stock, or a combination of both.

The 2015 Plan permits us to make grants of performance units and performance shares, which may be granted to our employees, directors, or consultants. Each performance unit will have an initial value that is established by the 2015 Plan administrator on or before the date of grant and each performance share will have an initial value equal to 100% of the fair market value of a share of our common stock on the date of grant. To earn performance units or performance shares, the 2015 Plan administrator may set performance objectives based upon the achievement of our Company‑wide, divisional, or business unit goals and/or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the administrator in its discretion. Further, the 2015 Plan permits us to grant certain cash incentive awards, which may, in the 2015 Plan administrator’s sole and plenary discretion, be subject to the attainment of performance goals.

The 2015 Plan is administered by the Board of Directors or any committee or subcommittee of the Board of Directors chosen to administer the 2015 Plan, which has the authority to control and manage the operation and administration of the 2015 Plan. In particular, the 2015 Plan administrator has the authority to determine the persons to whom, and the time or times at which, incentive options, nonqualified stock options, restricted

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EXECUTIVE COMPENSATION

stock, SARs, RSUs, performance units, performance shares or cash incentive awards shall be granted. In addition, the 2015 Plan administrator has the authority to determine the number of shares to be subject to each award, and to determine the specific terms, conditions and restrictions of each award.

Unless provided otherwise within each written applicable award agreement, in the event a successor corporation does not assume or substitute for the award, the vesting of all options, restricted stock, SARs and RSUs granted under the 2015 Plan will accelerate in the event of a “change in control” (as defined in the 2015 Plan) effective as of immediately prior to the consummation of the change in control. With respect to awards with performance‑based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. Such acceleration will not occur if awards granted under the 2015 Plan are to be assumed or substituted by the acquiring or successor entity (or parent thereof). In the event of an “involuntary termination” (as defined in the 2015 Plan) of a participant upon or within 12 months following a change in control, the vesting of all options, restricted stock, SARs and RSUs granted under the 2015 Plan will accelerate automatically and, with respect to awards with performance‑based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

The 2015 Plan administrator may from time to time alter, amend, suspend or terminate the 2015 Plan in such respects as they deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent. We will obtain stockholder approval of any such amendment to the extent necessary to comply with applicable law.

No awards may be granted under the 2015 Plan after June 3, 2025, which is the date that is 10 years from the date the 2015 Plan was adopted by our Board of Directors.

2011 Stock Plan

The 2011 Plan was approved and adopted by our Board of Directors on April 28, 2011, and was subsequently approved by our stockholders in July 2011. Upon the effective date of the 2015 Plan, our Board of Directors determined that no further awards would be granted under the 2011 Plan.

The option exercise price of each outstanding option granted pursuant to the 2011 Plan was determined by the Board of Directors and was not less than 100% of the fair market value of the common stock on the date of grant for incentive stock options and, for nonqualified stock options granted prior to our initial public offering, no less than the per share exercise price required by applicable law. Certain options granted under the 2011 Plan vest at a rate of no less than 20% per year over a period of five consecutive years. The term of each option was fixed by the 2011 Plan administrator and may not exceed 10 years from the date of grant. Options granted under the 2011 Plan may be exercised prior to the vesting date. If exercised early, shares issued upon exercise are subject to repurchase by us if the option holder terminates his or her service prior to the vesting date.

In the event of a corporate transaction (including without limitation a “change of control,” as defined in the 2011 Plan), each outstanding option will be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor does not agree to assume the award or to substitute an equivalent option, in which case such option will terminate upon the consummation of the transaction.

The Board of Directors may amend, modify or terminate any outstanding award, provided that no amendment to an award may substantially affect or impair the rights of a participant under any awards previously granted without his or her written consent.

2001 Stock Option Plan

The 2001 Plan was adopted by our Board of Directors on June 22, 2001, and was subsequently approved by our stockholders in June 2001. No awards could be granted under the 2001 Plan after June 22, 2011, the date that was 10 years from the date the 2001 Plan was adopted by our Board of Directors.

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EXECUTIVE COMPENSATION

The option exercise price of each outstanding option granted pursuant to the 2001 Plan was determined by the Board of Directors, and was not less than 100% of the fair market value of the common stock on the date of grant for incentive stock options or 85% for non‑qualified stock options. The term of each option was fixed by the 2001 Plan administrator and could not exceed 10 years from the date of grant.

In the event of a merger, consolidation or similar event, each outstanding option shall be substituted for an equivalent option covering the number and kind of shares into which the shares of common stock of the Company are changed.  The Board of Directors may also amend, modify or terminate any outstanding award, provided that no amendment to an award may substantially affect or impair the rights of a participant under any awards previously granted without his or her written consent.

2015 Employee Stock Purchase Plan

The ESPP was approved and adopted by our Board of Directors on June 3, 2015, and was subsequently approved by our stockholders in June 2015.

The purpose of the ESPP is to retain and secure the services of our employees and employees of our designated affiliates, while providing incentives for such individuals to exert maximum efforts toward our success.

The number of shares available for issuance under the ESPP is subject to adjustment in the event of a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, repurchase, exchange of shares of our common stock, stock dividend or other change in our capital structure. The number of shares of our common stock reserved for issuance will automatically increase on the first day of each fiscal year, from January 1, 2016, by (i) 1% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by the administrator of the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The ESPP will be administered by our Board of Directors or any committee designated by the board to administer the ESPP. The ESPP is implemented through a series of offerings of purchase rights to our eligible employees or eligible employees of any of our designated affiliates. Under the ESPP, we may specify offerings with duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering may have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors or the administrator of the ESPP, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of our common stock on the first date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Employees may have to satisfy one or more service requirements before participating in the ESPP, as determined by the administrator of the ESPP. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock (subject to any applicable discount to the purchase price), determined based on the fair market value per share of our common stock at the time such purchase right is granted, for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has, or has the right to acquire, voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

In the event of a merger or change in control, any then‑outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent

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EXECUTIVE COMPENSATION

company). If the surviving or acquiring entity elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within a specified period prior to such corporate transaction, and such purchase rights will terminate immediately. A change in control has the same meaning as such term in the 2015 Plan.

The administrator of the ESPP has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

401(k) Plan

We maintain a tax‑qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We are permitted to make profit sharing contributions to eligible participants, but we have not made any such contributions to date. Beginning in 2017, the Company began contributing a $0.50 match for every $1.00 contributed by a participating employee up to 6% of their annual salary, with such Company contributions becoming vested when participating employees reach the 3-year anniversary from their date of hire, giving credit for past service. In April 2020, due to the COVID-19 pandemic, the Company suspended its employee contribution matching program. In the 2019 fiscal year, our matching contributions totaled approximately $1.6 million. Pre‑tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax‑qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Drs. Link and Mr. Foley served as members of our Compensation Committee during all of fiscal 2019. Dr. Kliman also served as a member of our Compensation Committee during 2019 until his resignation from the Board of Directors effective August 6, 2019, and was reappointed to the Compensation Committee on March 12, 2020, at the time he was reappointed to the Board of Directors. None of the members of our Compensation Committee during fiscal 2019 was or is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

CEO PAY RATIO – 35.1:1

We have designed our compensation plans to attract and retain top talent, align our employees with the goals and business strategy of our Company, and motivate our employees to perform in ways that enhance stockholder value.  We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal year 2019 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our Chief Executive Officer in the “Summary Compensation Table” on page 40. Pay elements that were included in the annual total compensation for each employee are:

•	Base salary as of December 31, 2019, annualized for those employees who were hired or left the Company mid-year

•	Actual performance bonus and/or actual commissions paid in 2019

•	Value of actual equity awards granted in 2019 (either new hire grant or annual grant), calculated based on grant date fair value

•	Company matching contributions to employees’ 401(k) plan contribution

Our calculation includes all global employees on payroll as of December 31, 2019.  All salaries were converted to US dollars, using conversion rates as of December 31, 2019.

We identified our median employee by: (i) calculating the annual total compensation described above for each of our employees, (ii) ranking the annual total compensation of all employees except for the Chief Executive Officer from lowest to highest, and (iii) identifying the median employee on that list.

The total annual compensation for fiscal year 2019 for our Chief Executive Officer was $5,716,560, and for the median employee was $163,032.  The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2019 is 35.1 to 1.

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DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our non‑employee directors in the year ended December 31, 2019.

Name(1)	Fees earned or paid in cash ($)(2)	Stock awards(2)(3) ($)	Total ($)
William J. Link, Ph.D.	—	290,017	290,017
Mark J. Foley	65,000	174,992	239,992
David F. Hoffmeister	—	238,256	238,256
Gilbert H. Kliman, M.D.(4)	—	238,256	238,256
Marc A. Stapley	—	249,758	249,758
Aimee S. Weisner	—	238,256	238,256

(1)	The compensation information for Thomas W. Burns, our chief executive officer and a director, is set forth in the Summary Compensation Table with respect to our Named Executive Officers.
(2)

All of our directors, with the exception of Mr. Foley, elected to receive their annual cash retainer fees in the form of RSUs in lieu of cash pursuant to the director compensation policy first adopted by the Board of Directors on December 13, 2017. Dr. Link received a grant of 2,140 RSUs on January 2, 2019; Mr. Hoffmeister received a grant of 1,177 RSUs on January 2, 2019; Dr. Kliman received a grant of 1,177 RSUs on January 2, 2019; Mr. Stapley received a grant of 1,391 RSUs on January 2, 2019; and Ms. Weisner received a grant of 1,177 RSUs on January 2, 2019; each in lieu of their annual cash retainers for the year ended December 31, 2019. The grant date fair value of these elective RSU grants are included in the amounts reported in the column titled “Stock Awards” in the table above.

(3)

The amounts shown represent the grant date fair values of stock awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to non-employee directors in 2019, see Note 9,  Stock-based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.  As of December 31, 2019, each of our non-employee directors held the following restricted stock unit awards and unexercised stock options:

Non-Employee Director	Outstanding Stock Awards	Shares Underlying Options
William J. Link, Ph.D.	4,793	65,000
Mark J. Foley	2,653	65,000
David F. Hoffmeister	3,830	65,000
Gilbert H. Kliman, M.D.	—	65,000
Marc A. Stapley	4,044	65,000
Aimee S. Weisner	3,830	65,000

(4)	The vesting of Dr. Kliman’s RSU grants was accelerated by the Board of Directors upon his resignation from the Board on August 6, 2019.

We reimburse our non‑employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors. We do not pay cash or equity compensation to our employee directors other than in their capacity as employees.

In December 2017, our Board of Directors initially approved a non‑employee director compensation program which was updated in December 2018 and again in March 2020.  The current terms of our director compensation program are described below.

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DIRECTOR COMPENSATION

Director Compensation Program

Cash Compensation

All non‑employee directors are entitled to receive an annual $50,000 retainer for service as a Board member and an annual $10,000 retainer for each committee on which they serve as a member. In addition, non‑employee directors are entitled to receive the following additional cash compensation for their services as chairman of our Board or Board committees:

•	$50,000 per year for service as chairman of the Board;

•	$12,500 per year for service as chairman of the Audit Committee; and

•	$12,500 per year for service as chairman of the Compensation Committee.

All cash payments to non‑employee directors are paid quarterly in arrears and pro‑rated for directors who join or leave the board mid‑year.

Equity Compensation

All non‑employee directors are entitled to receive the following equity compensation for their services:

•

initial grant of RSUs with a grant date fair value of $300,000, which will vest in substantially equal annual installments on each of the first three annual anniversaries of the grant date, subject to the non-employee director’s continued service through each vesting date (and subject to acceleration if the non-employee director’s service terminates as a result of the director’s death or total and permanent disability); and

•

annual grant of RSUs with a grant date fair value of $175,000, which will vest in one installment on the first anniversary of the grant date (or the date of the subsequent year’s annual meeting of stockholders, if earlier) (and subject to acceleration if the non-employee director’s service terminates as a result of the director’s death or total and permanent disability).

Annual grant amounts will be pro‑rated for directors who join the Board mid‑year.

On May 30, 2019, the Board of Directors made a grant of 2,653 RSUs under our 2015 Omnibus Incentive Compensation Plan to each of our independent directors. All of these RSUs vest in full on May 30, 2020, which is the one year anniversary of the Company’s 2019 Annual Meeting.

In 2017, the Board of Directors also adopted an equity election for non-employee directors with respect to their annual retainer fees. Under this election program, non-employee directors have the right to elect to receive their annual retainers and any additional committee- or chairmanship-related annual retainers for a calendar year in the form of elective RSUs in lieu of cash, which RSUs would be granted on the first day of the calendar year and valued as of that date.  To provide additional incentive for the non-employee directors to elect equity, there is a 15% premium component to the conversion from the dollar amount of the retainers to the number of RSUs granted.  Any elective RSUs will vest in one installment on the first anniversary of the grant date, subject to the director’s continued service.  All of our directors, with the exception of Mr. Foley, elected to receive RSUs in lieu of cash with respect to their 2019 annual retainers.

Stock Ownership Policy Applicable to Directors

Our directors are also subject to a Stock Ownership Policy that requires each of our non-employee directors to own shares of our common stock having a value equal to at least six times his or her annual retainer (excluding additional retainers for committee members and chairpersons).  Shares subject to stock options and unvested PBRSUs are not considered owned by the director for purposes of this Policy. This Policy went into effect on January 1, 2019, and each director is required to meet the minimum stock ownership requirement by January 1, 2024, or five years after the date a person is appointed as a director of the Company. The initial minimum stock ownership level of each director was determined on January 1, 2019,

52	2020 PROXY STATEMENT	GLAUKOS CORPORATION

DIRECTOR COMPENSATION

based upon the average daily closing price of the Company’s common stock as reported by the New York Stock Exchange for the 12‑months ended December 31, 2018.  The minimum stock ownership level will be re-determined every third anniversary of the last calculation, as well as upon a change in annual retainer.  As of April 8, 2020, each of our directors is in compliance with this policy.

Policy on Pledging and Hedging of Company Shares

As further described in the section titled “Corporate Governance—Policy on Pledging and Hedging of Company Shares,” our Board of Directors has adopted anti-pledging and anti-hedging policies that prohibit members of the Board of Directors from pledging Glaukos securities or engaging in hedging transactions.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	53

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain four equity compensation plans: the 2001 Plan, the 2011 Plan, the 2015 Plan and the ESPP.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2019.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	7,507,687	(1)	$23.98	6,745,563	(2)
Equity compensation plans not approved by stockholders	N/A		N/A	N/A
Total(3)	7,507,687		$23.98	6,745,563

(1)

Of these shares, 413,077 were subject to options then outstanding under the 2001 Plan, 1,383,776 were subject to options then outstanding under the 2011 Plan, and 5,016,019 were subject to options then outstanding under the 2015 Plan and 694,815 shares were subject to outstanding RSUs.  We no longer have the authority to grant awards under the 2001 Plan or the 2011 Plan.  These shares do not include any shares of common stock issuable under the ESPP.  We issue shares under the ESPP once every six months based on employee elections in the preceding six months.  Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.

(2)

Represents 5,404,923 shares available for future issuance under the 2015 Plan, and 1,340,640 shares available for future issuance under the ESPP. Shares available under the 2015 Plan may be used for any type of award authorized in that plan, including stock options, stock appreciation rights, and full-value awards. The number of shares available for issuance under the 2015 Plan will automatically increase on the first day of each fiscal year by (i) 5% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by our Board of Directors.  Similarly, the number of shares available for issuance under the ESPP will automatically increase on the first day of each fiscal year by (i) 1% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by the administrator of the ESPP.

(3)

The table does not include information with respect to equity awards that were assumed by the Company in connection our acquisition of Avedro. As of December 31, 2019, 795,662 shares were issuable upon exercise of outstanding stock options granted under the Avedro, Inc. 2019 Equity Incentive Plan. The weighted average exercise price of these assumed outstanding stock options was $13.41 per share. Additionally, as of December 31, 2019, 90,010 shares were issuable upon the vesting of outstanding stock unit awards granted under the Avedro, Inc. 2019 Equity Incentive Plan.

54	2020 PROXY STATEMENT	GLAUKOS CORPORATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 8, 2020, by:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

The information below is based on 44,179,614 shares of our common stock outstanding as of April 8, 2020.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 8, 2020, and RSUs that will vest within 60 days of April 8, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Amount of Beneficial Ownership	% of Class
>5% Stockholders
BlackRock, Inc.(1)	5,841,785	13.2
Brown Capital Management, LLC(2)	4,565,966	10.3
The Vanguard Group(3)	3,743,708	8.5
Baillie Gifford & Co (Scottish partnership)(4)	3,577,069	8.1
Alger Associates, Inc.(5)	2,235,432	5.1
Named Executive Officers and Directors
Thomas W. Burns(6)	2,673,539	5.8
Chris M. Calcaterra(7)	324,944	*
Joseph E. Gilliam(8)	236,687	*
William J. Link, Ph.D.(9)	114,865	*
Gilbert H. Kliman, M.D.(10)	1,078,364	2.4
Mark J. Foley(11)	72,286	*
David F. Hoffmeister(12)	75,586	*
Marc A. Stapley(13)	76,225	*
Aimee S. Weisner(14)	78,463	*
All executive officers and directors as a group (9 persons total)(15)	4,730,959	10.2

*         Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

Beneficial ownership information for BlackRock, Inc. (“BlackRock”) is as of March 31, 2020 and is based on information contained in the Schedule 13G (Amendment No. 3) filed with the SEC on April 9, 2020 by BlackRock. Such form states that BlackRock has sole voting power over 5,777,376 of the shares listed in the table above and sole dispositive power over all of the shares listed in the table above. The address for such person is 55 East 52nd Street, New York, New York 10055.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)

Beneficial ownership information for Brown Capital Management, LLC (“Brown”) is as of December 31, 2019 and is based on information contained in the Schedule 13G (Amendment No. 2) filed with the SEC on February 14, 2020 by Brown.  Such form states that Brown has sole voting power with respect to 2,941,971 of the shares listed in the table above, and sole dispositive power with respect to all of the shares listed in the table above. Such form also states that 2,460,624 of the shares listed in the table above are beneficially owned by The Brown Capital Management Small Company Fund (“Brown Small Company Fund”), a registered investment company, which is managed by Brown. The form further states that the shares listed in the table above are owned by various investment advisory clients of Brown, which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. No individual client of Brown, other than Brown Small Company Fund, holds more than 5% of the Company’s common stock. The address for such entity is 1201 N. Calvert Street, Baltimore, MD 21202.

(3)

Beneficial ownership for The Vanguard Group, Inc. (“Vanguard”) is as of December 31, 2019 and is based on information contained in the Schedule 13G (Amendment No. 2) filed with the SEC on February 12, 2020 by Vanguard.  Such form states that the shares listed in the table above consist of (i) 81,729 shares over which Vanguard has sole voting power, (ii) 5,115 shares over which Vanguard has shared voting power, (iii) 3,661,786 shares over which Vanguard has sole dispositive power and (iv) 81,992 shares over which Vanguard has shared dispositive power.  Such form further states that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 76,807 shares of the Company’s stock as a result of its serving as investment manager of collective trust accounts, and that Vanguard Investments Australia, Ltd., also a wholly-owned subsidiary of Vanguard, is the beneficial owner of 10,037 shares of the Company’s stock as a result of its serving as investment manager of Australian investment offerings. The address for such entity is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Beneficial ownership information for Baillie Gifford & Co. (Scottish partnership) (“Baillie”), is as of December 31, 2019 and is based on information contained in the Schedule 13G filed with the SEC on January 22, 2020 by Baillie. Such form states that the shares listed in the table above consist of 3,528,537 shares over which Baillie has sole voting power and that Baillie has sole dispositive power with respect to all of the shares listed in the table above. Such form further states that shares reported as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address for this entity is Carlton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland UK.

(5)

Beneficial ownership information for Alger Associates, Inc. (“Alger”) is as of December 31, 2019 and is based on information contained in the Schedule 13G filed with the SEC on February 14, 2020 by Alger.  Such form states that Alger has sole voting and dispositive power with respect to all of the shares listed in the table above.  Alger owns 100% of Alger Group Holdings, LLC (“Alger Holdings”). Such form further states that the shares reported are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC, (“FAM”) a registered investment adviser and that FAM is a 100% owned subsidiary of Alger Holdings.  The address for Alger is 360 Park Avenue South, New York, NY 10010.

(6)

Includes (i) 1,576,310 shares issuable upon the exercise of options held by Mr. Burns that are currently exercisable or exercisable within 60 days of April 8, 2020, (ii) 238,107 shares held by the Burns Annuity Trust, of which Mr. Burns is a beneficiary and co‑Trustee, (iii) 120,000 shares held by the Burns Charitable Remainder Trust, of which Mr. Burns is a beneficiary and co‑Trustee, (iv) 277,847 shares held by the Burns Family Trust, of which Mr. Burns is a beneficiary and co‑Trustee, (v) 100,000 shares which are held by the Thomas W. Burns Irrevocable Trust, of which Mr. Burns is a beneficiary, and (vi) 100,000 shares held by the Janet M. Burns Irrevocable Trust, of which Mr. Burns is a trustee and Mr. Burns’ spouse is a beneficiary.

(7)	Includes 171,233 shares issuable upon the exercise of options held directly by Mr. Calcaterra that are currently exercisable or exercisable within 60 days of April 8, 2020.
(8)

Includes (i) 227,483 shares issuable upon the exercise of options held directly by Mr. Gilliam that are currently exercisable or exercisable within 60 days of April 8, 2020 and (ii) 25,000 shares that will be delivered to Mr. Gilliam upon the vesting of RSUs within 60 days of April 8, 2020. The shares listed in the table above do not reflect the transfer of economic interest in certain of those shares by Mr. Gilliam to his former spouse pursuant to a domestic relations order, as previously reported by Mr. Gilliam in a Form 4 filed with the SEC on May 9, 2019.

(9)

Includes (i) 40,479 shares held by The Link Family Trust for the benefit of William J. Link, of which Dr. Link is a trustee, (ii) 65,000 shares issuable upon the exercise of options held directly by Dr. Link that are currently exercisable or exercisable within 60 days of April 8, 2020, and (iii) 2,653 shares that will be delivered to Dr. Link upon the vesting of RSUs within 60 days of April 8, 2020. Dr. Link disclaims beneficial ownership of the shares held by The Link Family Trust, except to the extent of his proportionate pecuniary interest therein.

(10)

Consists of (i) 3,362 shares owned by InterWest Partners IX, LP (“IWP9”), (ii) 1,000,917 shares owned by InterWest Partners X, LP (“IWPX”), (iii) 9,085 shares owned by InterWest Venture Management Company (“IWVMC”), of which Dr. Kliman is an officer, director and shareholder, and (iv) 65,000 shares issuable upon

56	2020 PROXY STATEMENT	GLAUKOS CORPORATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

the exercise of options held directly by Dr. Kliman that are currently exercisable or exercisable within 60 days of April 8, 2020. Dr. Kliman is a Managing Director of InterWest Management Partners IX, LLC, the general partner of IWP9, and a Managing Director of InterWest Management Partners X, LLC, the general partner of IWPX. Dr. Kliman disclaims beneficial ownership of the shares held by IWP9, IWPX and IWVMC as described above, except to the extent of his pecuniary interest therein.

(11)

Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Foley that are currently exercisable or exercisable within 60 days of April 8, 2020 and (ii) 2,653 shares that will be delivered to Mr. Foley upon the vesting of RSUs within 60 days of April 8, 2020.

(12)

Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Hoffmeister that are currently exercisable or exercisable within 60 days of April 8, 2020 and (ii) 2,653 shares that will be delivered to Mr. Hoffmeister upon the vesting of RSUs within 60 days of April 8, 2020.

(13)

Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Stapley that are currently exercisable or exercisable within 60 days of April 8, 2020 and (ii) 2,653 shares that will be delivered to Mr. Stapley upon the vesting of RSUs within 60 days of April 8, 2020.

(14)

Includes (i) 5,000 shares over which Ms. Weisner shares voting and investment power and which are held by The Saeman-Weisner Family Trust, of which Ms. Weisner and her husband are co-trustees, (i) 65,000 shares issuable upon the exercise of options held directly by Ms. Weisner that are currently exercisable or exercisable within 60 days of April 8, 2020 and (ii) 2,653 shares that will be delivered to Ms. Weisner upon the vesting of RSUs within 60 days of April 8, 2020.

(15)

Includes 2,378,291 shares issuable upon the exercise of options (or the vesting of RSUs) held by the executive officers and directors that are currently exercisable or exercisable within 60 days of April 8, 2020.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	57

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, as well as persons who own more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock.

Based solely on a review of Forms 3, 4 and 5 reports electronically filed with the SEC during or with respect to the 2019 fiscal year by directors, officers and greater than 10% beneficial owners of our common stock, or written representations from reporting persons that all reportable transactions were reported and no Form 5 was required to be filed with respect to fiscal 2019, we believe that during our fiscal year ended December 31, 2019, our officers, directors and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a), with the exception of the following:

•

for each of Dr. Link, Dr. Kliman, Messrs. Hoffmeister and Stapley and Ms. Weisner, a Form 4 filed on January 16, 2019 to report a grant of restricted stock units made on January 2, 2019 pursuant to such director’s election to receive his or her Board fees in the form of equity rather than cash;

•

for each of Messrs. Burns and Calcaterra, a Form 4 filed on April 3, 2019 reporting the determination by the Compensation Committee on March 14, 2019 of the number of restricted stock units earned by such executive officer pursuant to his election to receive his 2018 annual bonus in the form of equity rather than cash; and

•

for Mr. Burns, failure to file a Form 4 to report the receipt of 1,096 shares of Company common stock on November 21, 2019 in connection with the Company’s acquisition of Avedro and the conversion of each outstanding share of Avedro common stock into the right to receive 0.365 of a share of Company common stock, which transaction was reported late in a Form 5 filed on February 14, 2020.

58	2020 PROXY STATEMENT	GLAUKOS CORPORATION

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2019, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2019 Annual Report on Form 10‑K for filing with the SEC. The Audit Committee also appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.

AUDIT COMMITTEE

Marc A. Stapley (Chairman)
David F. Hoffmeister
Aimee S. Weisner

March 11, 2020

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	59

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We are not required to submit the appointment of Ernst & Young LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

We expect one or more representatives of Ernst & Young LLP to participate in the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed to us for the fiscal years ended December 31, 2019 and 2018 by our independent registered public accounting firm, Ernst & Young LLP, are as follows:

	2019	2018
Audit Fees(1)	$1,957,846	$1,153,410
Audit-Related Fees(2)	7,000	25,850
Tax Fees(3)	28,840	12,360
All Other Fees	—	—
Total Fees	$1,993,686	$1,191,620

(1)

Audit Fees represents the aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, including attestation services relating to the report on our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for statutory audits of our international operations, and for procedures performed with respect to registration statements.

(2)

Audit-Related Fees represents the aggregate fees billed to us by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees.

(3)	Tax Fees represents the aggregate fees billed to us by Ernst & Young LLP for services related to Internal Revenue Code Section 382 studies.

60	2020 PROXY STATEMENT	GLAUKOS CORPORATION

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to its Chairman. The Chairman must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. All services performed and related fees billed by Ernst & Young LLP during fiscal 2019 and fiscal 2018 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	61

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Party Transactions

We have adopted a written related person transactions policy, which sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person,” as determined prior to the beginning of our last fiscal year, includes any executive officer, director or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by our Audit Committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee for review and approval. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must abstain from voting on the approval of the transaction but may, if so requested, participate in some or all of the Board’s discussions of the transaction.

Certain Relations and Related Party Transactions

The following is a summary of transactions since January 1, 2019 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements.

Investors’ Rights Agreement

We entered into an amended and restated investors’ rights agreement in 2011, as amended in 2013 and 2014, with certain of the holders of our outstanding common stock. These parties include one of our executive officers, Mr. Calcaterra, and a trust affiliated with our executive officer and director, Mr. Burns. Such agreement provides, among other things, that certain holders of our common stock are entitled to rights with respect to the registration of their shares. These registration rights include the following provisions:

•

Demand Registration Rights. Certain holders of at least a majority of the shares having registration rights have the right to demand that we use our reasonable best efforts to file a registration statement for the registration of the offer and sale of shares having registration rights that are requested to be registered, provided the anticipated net offering proceeds are not less than $20.0 million. These registration rights are subject to specified conditions and limitations.

•

Form S-3 Registration Rights. At any time after we are qualified to file a registration statement on Form S-3, a stockholder with registration rights will have the right to request that we effect a registration of their shares on Form S-3 so long as the anticipated offering price is at least $1.0 million. We are obligated to use our best efforts to affect that registration. These registration rights are subject to specified conditions and limitations.

•

Piggyback Registration Rights. If we propose to file a registration statement under the Securities Act for our common stock, a stockholder with registration rights will have the right, subject to certain

62	2020 PROXY STATEMENT	GLAUKOS CORPORATION

TRANSACTIONS WITH RELATED PERSONS

exceptions, to include their shares of common stock in the registration statement. These registration rights are subject to specified conditions and limitations.

•

Expenses. With certain exceptions, we are obligated to pay all expenses relating to any demand registrations, Form S-3 registrations and piggyback registrations, other than underwriting discounts and selling commissions.

Acquisition of DOSE Medical Corporation

On June 27, 2019, the Company acquired DOSE Medical Corporation (“DOSE”), a company conducting research and development on multiple micro-invasive, bioerodible, sustained-release drug delivery platforms designed to be used in the treatment of various retinal diseases, including age-related macular degeneration and diabetic macular edema, and DOSE became a wholly-owned subsidiary of the Company (the “DOSE Merger”). As consideration for the acquisition, the Company agreed to pay the DOSE stockholders $2.5 million in cash, plus potential future performance-based consideration upon achievement of certain regulatory approvals and commercial milestones and royalties on commercial sales. If certain DOSE products receive US FDA approval within ten years following the closing of the DOSE Merger, the Company will pay the DOSE shareholders amounts between $5.0 million and $22.5 million, depending on the type of DOSE product approved. The Company will pay additional performance-based payments to DOSE shareholders if within ten years of closing of the DOSE Merger, such DOSE products receive approval from the European Medicines Agency, in which case the Company will pay the DOSE shareholders either $1.25 million and/or $2.5 million, depending on the type of DOSE product approved. Following FDA approval of such DOSE products, the Company will pay the DOSE shareholders quarterly royalty payments equal to 5% of net sales of such DOSE products for a period of ten years. The Company will also pay the DOSE shareholders additional performance-based payments of $7.5 million and $20.0 million upon the achievement of certain net sales milestones with respect to such DOSE products. Finally, under the terms of the DOSE Merger, the Company may elect to buyout the additional milestone and royalty payments described above by paying former DOSE shareholders between $10.0 and $55.0 million, depending on the type of DOSE product involved.

DOSE was spun out from the Company in 2010 and had operated as a stand-alone entity; however, DOSE was considered a variable interest entity and its operations were consolidated in the Company’s financial statements at that time. In 2015, the Company acquired the iDose product line and related assets from DOSE and upon the acquisition, the Company derecognized DOSE as a consolidated variable interest entity in the financial statements, and in 2017 the Company acquired DOSE’s IOP sensor system. Thomas W. Burns, the Company’s President, Chief Executive and member of the Company’s board of directors, and William J. Link, Ph.D., Chairman of the Company’s board of directors, served on the board of directors of DOSE and certain members of management and the Company’s board of directors held an equity interest in DOSE prior to being acquired. The DOSE merger was negotiated and approved by a committee of independent members of the Company’s board of directors without any affiliation with or interest in DOSE.

Acquisition of Avedro, Inc.

On August 7, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Atlantic Merger Sub, Inc. (“Merger Sub”) and Avedro, pursuant to which Merger Sub would merge with and into Avedro, with Avedro continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Avedro Merger”). The Company had previously established the Special Committee of independent members of the Board with no affiliation with or interest in Avedro to evaluate the potential Avedro Merger.  Neither Mr. Burns nor Dr. Kliman, both of whom at the time were serving on the Company’s Board of Directors as well as the board of directors of Avedro, served on the Special Committee or participated in any negotiation or voting related to the Avedro Merger. On August 6, 2019, prior to entering into the Merger Agreement, both Mr. Burns and Dr. Kliman resigned from the Avedro board of directors, and Dr. Kliman resigned from the Company Board.  At the time of such resignations, both Mr. Burns and Dr. Kliman held restricted stock units and options to acquire Avedro common stock. In connection with such resignations, the Avedro board of directors approved the acceleration of the vesting of all of Mr. Burns' and Dr. Kliman's RSUs and options to acquire Avedro common stock. Similarly, the Company’s Board approved the acceleration of the vesting of all of Dr. Kliman’s outstanding restricted stock units relating to Glaukos common stock in connection with Dr. Kliman’s resignation from the Company’s Board.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	63

TRANSACTIONS WITH RELATED PERSONS

Under the terms of the Merger Agreement, each share of Avedro common stock and certain vested Avedro warrants that were issued and outstanding immediately prior to the effective time of the Avedro Merger were automatically cancelled and converted into the right to receive 0.365 of a share of common stock of Glaukos. Also, subject to certain exceptions, each option previously granted by Avedro that was outstanding and unexercised immediately prior to the effective time of the Avedro Merger, was assumed by the Company and converted using the same 0.365 ratio noted above, into a stock option exercisable for common stock of Glaukos. Lastly, each restricted stock unit award previously granted by Avedro that was outstanding immediately prior to the effective time of the merger, subject to certain exceptions, was assumed by Glaukos and was converted using the same 0.365 ratio noted above, into a restricted stock unit award with respect to common stock of Glaukos.

On November 21, 2019, the Avedro Merger was consummated in a stock-for-stock transaction for total consideration of $437.8 million. The total consideration consisted of Glaukos shares worth $406.8 million issued to replace Avedro common stock, Glaukos shares worth $0.2 million to replace certain vested Avedro warrants, and Glaukos shares and cash worth $30.8 million of value to replace all outstanding Avedro stock option awards and restricted stock unit awards.

Other Transactions

We have entered into an indemnification agreement with each of our directors and executive officers.

64	2020 PROXY STATEMENT	GLAUKOS CORPORATION

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2021 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.  For your proposal to be considered for inclusion in the proxy statement for our 2021 annual meeting of stockholders, your written proposal must be received by our Secretary at our principal executive offices no later than December 25, 2020 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.  If we change the date of the 2021 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, your written proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2021 annual meeting of stockholders.

Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to our Board of Directors at our 2021 annual meeting of stockholders or wish to present a proposal at the 2021 annual meeting of stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no later than March 10, 2021 (the 45th day before the first anniversary of the date on which we first mailed proxy materials or a Notice of Internet Availability (whichever is earlier) for the Annual Meeting) nor earlier than February 8, 2021 (the 75th day before the first anniversary of the date on which we first mailed proxy materials or a Notice of Internet Availability (whichever is earlier) for the Annual Meeting. Notwithstanding the foregoing, in the event that we change the date of the 2021 annual meeting of stockholders to a date that is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2021 annual meeting of stockholders and no later than the close of business on the later of 90 days prior to the date of the 2021 annual meeting of stockholders or the tenth day following the day on which public announcement of the 2021 annual meeting of stockholders is made. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.4 of our Bylaws will not be acted upon at the 2021 annual meeting of stockholders.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	65

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1‑866-540-7095.

ANNUAL REPORT TO STOCKHOLDERS

Our 2019 Annual Report has been posted on our corporate website at http://investors.glaukos.com and on the Internet at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability, instructions on how to request a printed copy of our proxy materials and 2019 Annual Report are included in the Notice of Internet Availability. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our 2019 Annual Report. We will provide, without charge, a copy of our 2019 Annual Report for the fiscal year ended December 31, 2019 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Secretary the following address:

229 Avenida Fabricante

San Clemente, California 92672

66	2020 PROXY STATEMENT	GLAUKOS CORPORATION

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

We are using the Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a printed copy of this Proxy Statement and our 2019 Annual Report. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a printed copy of our proxy materials, including this Proxy Statement, our 2019 Annual Report and a proxy card or voting instruction form. All stockholders who do not receive a Notice of Internet Availability or a copy of the proxy materials by email will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

We are first mailing the Notice of Internet Availability to our stockholders on or about April 24, 2020. For stockholders who have affirmatively requested printed copies of proxy materials, we intend to first mail printed copies of this Proxy Statement, the accompanying proxy card or voting instruction form and our 2019 Annual Report on or about April 24, 2020.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.

The election of two Class II director nominees named in this Proxy Statement to serve until our 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified (“Proposal 1”);

2.	The approval, on an advisory basis, of the compensation of our Named Executive Officers (“Proposal 2”); and

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 (“Proposal 3”).

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends that you vote your shares:

1.	“FOR ALL” of the following director nominees named in this Proxy Statement to be elected to the Board of Directors: William J. Link, Ph.D and Aimee S. Weisner;

2.	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and

3.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	67

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only stockholders of record at the close of business on April 8, 2020 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 44,179,614 shares of our common stock outstanding and entitled to vote at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting, and during the Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/GKOS2020.

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

•

Beneficial Owners. Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

•

Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a proxy card, have been sent directly to you by the Company.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting live via the Internet.  You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/GKOS2020.  Our Board annually considers the appropriate format of our annual meeting. Our virtual annual meeting allows stockholders to submit questions and comments before and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at www.investors.glaukos.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Pacific Time.  We encourage you to access the Meeting webcast prior to the start time.  Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the Annual Meeting?

You will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting.  Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GKOS2020.  If you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the

68	2020 PROXY STATEMENT	GLAUKOS CORPORATION

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Why is the Company holding the Annual Meeting virtually?

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world, and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format provide stockholders a similar level of transparency to the traditional in-person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

How do I vote and what are the voting deadlines?

•

Beneficial Owners.  If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares.  You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares.  The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. You may also vote your shares while participating in the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2020.

•	Stockholders of Record. If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting.

Via the Internet.  You may submit a proxy over the Internet at www.proxyvote.com 24 hours a day, seven days a week.  You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials).  Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2020.

By Telephone.  You may submit a proxy using a touch-tone telephone by calling 1‑800‑690‑6903, 24 hours a day, seven days a week.  You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials).  Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 2, 2020.

By Mail.  If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope.  Sign your name exactly as it appears on the proxy card.  Proxy cards submitted by mail must be received no later than June 2, 2020 to be voted at the Annual Meeting.

During the Annual Meeting.  Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2020.

If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card.  If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

Can I revoke or change my vote after I submitted my proxy?

•

Beneficial Owners.  If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	69

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

•	Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on June 2, 2020, will be counted;

•	participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting; or

•	delivering a written revocation to our Corporate Secretary at the address above to be received before the voting at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

If you submit a signed proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

The holders of a majority of our shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, our Bylaws provide that the Annual Meeting may be adjourned by the chairperson of the meeting or by stockholders entitled to vote at the Annual Meeting, present or represented by proxy.

What vote is required to approve each of the proposals?

Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the two director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

For purposes of Proposal 1 (election of directors), you may vote FOR ALL of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the two director nominees receiving the highest number of affirmative votes will be elected as Class II directors to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.

For purposes of Proposal 2 (advisory approval of named executive officer compensation) and Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN. Approval of each of these proposals requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

70	2020 PROXY STATEMENT	GLAUKOS CORPORATION

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Please be aware that each of Proposals 2 and 3 are advisory only and are not binding on the Company. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the advisory vote by stockholders.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

For Proposal 1 (election of directors), shares voted “WITHHOLD” will not be counted in determining the outcome of a director nominee’s election. Abstentions with respect to any other proposal at the Annual Meeting will have the same effect as a vote “AGAINST” the proposal.

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 3 (ratification of Ernst & Young LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine.

Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposals 1 and 2 and will not be counted in determining the outcome of those items.

Who will bear the costs of solicitation?

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability, this Proxy Statement and form of proxy and the 2019 Annual Report, the cost of making such materials available on the Internet and the cost of soliciting proxies and holding our virtual meeting of stockholders will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers, and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. We have also retained Georgeson LLC to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $9,000 plus an amount to cover expenses. In addition, we have agreed to indemnify Georgeson LLC against certain liabilities arising out of or in connection with the engagement.

GLAUKOS CORPORATION	2020 PROXY STATEMENT	71

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com GLAUKOS CORPORATION 229 AVENIDA FABRICANTE SAN CLEMENTE, CA 92672 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GKOS2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D11605-P37624 KEEP THIS PORTION FOR YOUR RECORDS GLAUKOS CORPORATION The Board of Directors recommends you vote FOR ALL the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposal 2: For Against Abstain 2.Approval, on an advisory basis, of the compensation of the Company's named executive officers. !!! The Board of Directors recommends you vote FOR proposal 3: 3.Ratifi of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting fifor the year ending!!! December 31, 2020. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and 2019 Annual Report on Form 10-K are available at www.proxyvote.com. D11606-P37624 GLAUKOS CORPORATION Annual Meeting of Stockholders June 3, 2020, 9:00 AM, Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Chris Calcaterra and Robert L. Davis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of GLAUKOS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on June 3, 2020, via the Internet at www.virtualshareholdermeeting.com/GKOS2020, and any adjournment or postponement thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations included on the reverse side hereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion on such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY. Continued and to be signed on reverse side